UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Magnum Hunter Resources Corporation
(Name of Registrant as Specified In Its Charter)

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August 16, 2013

Dear Common Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Common Stockholders of Magnum Hunter Resources Corporation to be held on September 27, 2013 at 9:00 a.m. Central Daylight Time at the Omni Houston Hotel, Colonnade A, Four Riverway, Houston, Texas 77056.

The Notice of Annual Meeting and Proxy Statement for the annual meeting is being made available to our stockholders on or about August 16, 2013 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

We look forward to a significant vote of our common stock, either in person or by proxy. We are offering three convenient ways to vote your shares: over the Internet, by toll-free telephone or by mailing a proxy card. Voting via the Internet, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions you received regarding these three voting options.

Voting over the Internet or by telephone is fast and convenient and your vote is immediately tabulated. By using the Internet or telephone, you help Magnum Hunter reduce the cost of postage and proxy tabulations. Regardless of your method of voting, you may revoke your proxy as provided in the Proxy Statement.

Your support is appreciated, and we hope that you will be able to join us at the meeting.

Sincerely,

Gary C. Evans Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF COMMON STOCKHOLDERS

Dear Common Stockholder:

An annual meeting of common stockholders (the “Meeting”) of Magnum Hunter Resources Corporation will be held on September 27, 2013 at 9:00 a.m. Central Daylight Time at the Omni Houston Hotel, Colonnade A, Four Riverway, Houston, Texas 77056.

All Magnum Hunter common stockholders are cordially invited to attend the Meeting, although only those stockholders of record as of the close of business on August 8, 2013, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the Meeting.

The Notice of Annual Meeting and Proxy Statement for the Meeting are being made available to our stockholders on or about August 16, 2013 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

The purpose of the Meeting is to consider and vote upon the following proposals:

1.	The election of six directors of Magnum Hunter to hold office until the 2014 annual meeting of common stockholders of Magnum Hunter or until their respective successors are duly elected and qualified;

2.	The ratification of the appointment of BDO USA, LLP as Magnum Hunter’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals; and

4.	The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors of Magnum Hunter recommends that our common stockholders vote “FOR” each of the proposals listed above and described in the Proxy Statement.

Pursuant to the New York Stock Exchange rules (which govern Magnum Hunter’s common stock), if you hold your shares in street name, nominees will not have discretion to vote these shares on the election of directors. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome on Proposal 1 set forth in this proxy statement at the Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these proposals.

By Order of the Board of Directors,

Gary C. Evans Chairman of the Board and Chief Executive Officer

Houston, Texas
August 16, 2013

If you have any questions concerning the proposals set forth in the accompanying proxy statement, the Meeting or the other matters described in the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Magnum Hunter common stock, please contact Magnum Hunter’s Investor Relations Department at (832) 203-4539 or ir@magnumhunterresources.com.

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Proposal No. 2—Ratification of the Appointment of BDO as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013	19

OUR EXECUTIVE OFFICERS	30

TRANSACTIONS WITH RELATED PERSONS	33

Review, Approval or Ratification of Transactions with Related Persons	33

Certain Relationships and Related Transactions	33

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	35

COMPENSATION DISCUSSION AND ANALYSIS	37

2011 Stockholder Advisory Vote on Executive Compensation	37

Our Compensation Philosophy	37

Risk Assessment	40

2012 Summary Compensation Table	41

All Other Compensation Table	43

2012 Grants of Plan-Based Awards	43

2012 Outstanding Equity Awards at Year-End	44

2012 Option Exercises and Stock Vested	45

Potential Payments Upon Termination or Change in Control	45

Report of Our Compensation Committee	46

OTHER MATTERS	47

Stockholder Proposals for 2014 Annual Meeting	47

Householding of Proxies	47

Where You Can Find More Information	48

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PROXY STATEMENT

This proxy statement and related proxy materials are being made available to our stockholders on or about August 16, 2013 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive our proxy materials by email or, upon request, in printed form by mail.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement, other than purely historical information, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements may appear throughout this report. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Annual Report on Forms 10-K for the fiscal year ended December 31, 2012 and our Quarterly Reports on Form 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Unless stated otherwise or unless the context otherwise requires, all references to:

•	Magnum Hunter, the Company, MHR, we, our, ours and us are to Magnum Hunter Resources Corporation, a Delaware corporation;

•	All references to the Meeting are to the 2013 annual meeting of Magnum Hunter common stockholders to which this proxy statement relates;

•	All references to our common stock are to shares of common stock, par value $0.01;

•	All references to common stockholders are to holders of shares of Magnum Hunter common stock; and

•	All dollar amounts are expressed in U.S. dollars.

The following are some questions that you, as a stockholder of Magnum Hunter, may have regarding the Meeting, and brief answers to those questions. You are urged to read carefully this proxy statement in its entirety because this section may not provide all of the information that is important to you with respect to the Meeting.

Q:	When and where is the Meeting?

A:	The Meeting will be held on September 27, 2013 at 9:00 a.m. Central Daylight Time at Omni Houston Hotel, Colonnade A, Four Riverway, Houston, Texas 77056.

Q:	What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may furnish proxy materials, including this proxy statement, to stockholders, by providing access to these materials on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. Based on this practice, most of our stockholders have already received a Notice of Internet Availability of Proxy Materials, also referred to as the Notice, which provides instructions for accessing our proxy materials on a website referred to in the Notice or requesting to receive printed copies of the proxy materials by mail or electronically by email.

If you are a common stockholder and would like to receive a paper or email copy of our proxy materials for the Meeting or for all future meetings, please follow the instructions for requesting such materials included in the Notice. Please note that if you previously requested or consented to delivery of our proxy materials by mail or electronically via email, you did not receive the separate Notice. Instead, we sent you a full set of our proxy materials, which includes instructions for voting. We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Q:	Why am I being provided with access to or receiving these proxy materials?

A:
The Board of Directors of Magnum Hunter, or the Board, is soliciting proxies from its common stockholders for voting on the proposals to be presented at the Meeting. Your proxy will be voted in accordance with the instructions given, unless the proxy is subsequently revoked. This proxy statement describes in detail the proposals on which we would like our common stockholders to vote. It also gives you information on these proposals so that you can make an informed decision.

Q:	Who can vote at the Meeting?

A:
Only common stockholders of record at the close of business on August 8, 2013, referred to as the Record Date, will be entitled to vote on the proposals set forth in this proxy statement at the Meeting or any adjournment or postponement thereof. On the Record Date, there were 169,847,397 shares of common stock entitled to vote. Each share of common stock entitles the holder to one vote per share.

Q:	What am I being asked to vote on at the Meeting?

A:	Our common stockholders are being asked to vote on each of the proposals below:

•
The election of each of J. Raleigh Bailes, Sr., Victor G. Carrillo, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty and Jeff Swanson, each of whom is presently a member of the Board, to serve as a director of Magnum Hunter until the 2014 annual meeting of stockholders of Magnum Hunter or until their respective successors are duly elected and qualified;

• The ratification of the appointment of BDO USA, LLP, whom we refer to as BDO, as Magnum Hunter’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

• The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

None of the proposals to be voted upon at the Meeting is conditional on the approval of any other proposal. The Company is not aware of any other matter that will be presented at the Meeting for action on the part of the common stockholders. However, if any other matters are properly brought before the Meeting, your proxy or voting instructions gives authority to the proxy holders, Gary C. Evans and Paul M. Johnston, to vote on those other matters in accordance with the Board’s recommendation.

Q:	How does the Board recommend that I vote?

A:	With respect to the proposals to be considered and voted on at the Meeting, the Board recommends that Magnum Hunter common stockholders vote:

	•	“FOR” the election of each of the director nominees;

	•	“FOR” the ratification of the appointment of BDO as Magnum Hunter’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

	•	“FOR” the adjournment of the Meeting, if necessary, to solicit additional proxies in favor of such proposals.

We anticipate that our executive officers and directors will vote their shares of our common stock in accordance with the Board’s recommendations on the above proposals.

Q:	What vote is required for Magnum Hunter’s stockholders to approve each proposal?

A:	Assuming the presence of a quorum, the following vote is required for each proposal:

•
The election of each of the six directors requires the affirmative vote of a plurality of the shares of common stock cast at the Meeting. You may only vote “FOR” or “WITHHELD” with respect to election of directors, and as a result, there will not be any abstentions on this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
The ratification of the appointment of BDO requires the affirmative vote of a majority of the shares of common stock that are present in person or represented by proxy and entitled to vote at the Meeting. Under Delaware law, (i) abstentions are considered to be “present” and “entitled to vote” at the Meeting, and as a result, abstentions will have the effect of a vote “AGAINST” this proposal, and (ii) shares underlying broker non-votes are not considered to be “entitled to vote” at the Meeting, and as a result, broker non-votes will generally have no effect on the outcome of this proposal. As discussed below, under applicable New York Stock Exchange, or NYSE, rules, brokers may use their discretion to vote shares for which voting instructions are not submitted with respect to the ratification of BDO, so no broker non-votes are expected for this proposal.

A proposal to adjourn the Meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares of common stock that are present in person or represented by proxy and entitled to vote at the Meeting. Under Delaware law, (i) abstentions are considered to be “present” and “entitled to vote” at the Meeting, and as a result, abstentions will have the effect of a vote “AGAINST” adjournment of the Meeting, and (ii) shares underlying broker non-votes are not considered to be “entitled to vote” at the Meeting, and as a result, broker non-votes will generally have no effect on the outcome of a proposal to adjourn the Meeting. A proposal to adjourn the Meeting, if necessary, does not require a quorum.

Q:	What is the difference between holding shares of our stock as a “stockholder of record” and as a “beneficial owner”?

A:
Most of our common stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between holding shares as a stockholder of record and holding shares as a beneficial owner in street name:

	•	Stockholder of Record—If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record of such shares.

	•	Beneficial Owner—If your shares are held in a brokerage account, by a bank or by another nominee, you are the “beneficial owner” of such shares held in street name.

Q:	If I am a “stockholder of record,” how do I vote?

A:
If you are a stockholder of record and entitled to vote at the Meeting, you can submit a proxy or vote in person by completing a ballot at the Meeting. However, even if you plan to attend the Meeting, Magnum Hunter encourages you to submit a proxy before the Meeting to ensure that your shares are voted. A proxy is a legal designation of another person to vote your shares of Magnum Hunter stock on your behalf. If you are a stockholder of record, you may submit a proxy for your shares by:

• calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted;

• accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you; or

• filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

When a stockholder submits a proxy by telephone or through the Internet, his or her proxy is recorded immediately. Magnum Hunter encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy by telephone or through the Internet, please do not return your proxy card by mail.

Q:	If I am a “beneficial owner” of shares, how do I vote?

A:
If you are a beneficial owner of shares, you must instruct your broker, bank or other nominee on how to vote your shares by following the instructions that the broker, bank or other nominee provides to you with these proxy materials. Most brokers offer stockholders the ability to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

If you are a beneficial owner of shares and desire to vote your shares in person at the Meeting, you must obtain a proxy from your broker, bank or other nominee and present it to the inspector of elections with your ballot when you vote at the Meeting.

Q:	How will my proxy be voted?

A:	All shares represented by each properly executed and valid proxy received by 11:59 p.m. Eastern Time on September 26, 2013 will be voted in accordance with the instructions given on the proxy.

If a holder of common stock executes a proxy card without giving instructions, the shares of common stock represented by that proxy card will be voted:

• “FOR” the election of each of the director nominees;

• “FOR” the ratification of the appointment of BDO as Magnum Hunter’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•
Otherwise in accordance with the judgment of the person voting the proxy on any other matter properly brought before the common stockholders at the Meeting and any adjournment or postponement thereof, including any proposal to adjourn the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

Your vote is important. Accordingly, please submit your proxy by telephone, through the Internet or by mail, whether or not you plan to attend the Meeting in person.

Q:	If I am a beneficial owner of shares, will my broker, bank or other nominee automatically vote my shares for me?

A:
If you are the beneficial owner of common stock held in street name and do not submit voting instructions to your broker, bank or other nominee, the nominee that holds your shares may use their discretion in voting your shares with respect to “routine items,” but not with respect to “non-routine items,” under the rules of the NYSE. On non-routine items for which you do not submit voting instructions to your broker, bank or other nominee, your shares will not be voted and will be treated as “broker non-votes.” The proposal for common stockholders to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2013 is considered a routine item and therefore may be voted upon by a common stockholder’s broker, bank or other nominee if such holder does not provide voting instructions on this proposal. The election of directors is considered a non-routine item and, therefore, may not be voted upon by your broker, bank or other nominee if you do not provide voting instructions on this specific proposal.

Q:	How can I change or revoke my proxy?

A:	You may revoke your proxy and/or change your vote before your proxy is voted at the Meeting.

If you are a stockholder of record, you can do this by:

•
Sending a written notice stating that you revoke your proxy to our Corporate Secretary at our principal executive offices at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, Attn: Corporate Secretary, as long as the notice bears a date subsequent to the date of the proxy and is received no later than two business days prior to the Meeting and states that you revoke your proxy;

• Submitting a valid, later-dated proxy by mail, telephone or through the Internet that is received by 11:59 p.m. Eastern Time on September 26, 2013; or

• Attending the Meeting and voting by ballot in person (though your attendance at the Meeting will not, by itself, revoke any proxy that you have previously given).

If you are the beneficial owner of common stock held in street name, you must follow the directions you receive from your broker, bank or other nominee in order to revoke or change your vote.

Q:	What constitutes a quorum for the Meeting?

A:
In order to carry on the business of the Meeting, we must have a quorum. This means at least a majority of the total shares of common stock that are outstanding as of the Record Date must be represented at the Meeting, either by proxy or in person. Abstentions and broker non-votes, which are described in more detail above, will be counted as shares present at the Meeting for purposes of determining whether a quorum exists.

Q:	Who may attend the Meeting?

A:
Magnum Hunter common stockholders (or their authorized representatives) may attend the Meeting. Proof of identification and proof of ownership of Magnum Hunter common stock are needed for you to be admitted to the Meeting. If you plan to attend the Meeting and your shares are held in “street name” through a broker, bank or other nominee, you will need to provide proof of ownership of your shares. Examples of proof of ownership include a recent brokerage statement or letter from your broker, bank or other nominee.

Q:	Where can I find the voting results of the Meeting?

A:
The preliminary voting results are expected to be announced at the Meeting. Magnum Hunter will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days following the Meeting.

Q:	Who is soliciting this proxy?

A:
The Board is soliciting this proxy and we will bear the cost of the solicitation. We may make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Magnum Hunter common stock held of record. We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service. In addition to the use of mail, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, electronic mail or otherwise.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:
If you receive more than one proxy and/or set of voting instructions relating to the Meeting, which means you own shares in more than one account, each should be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please submit your proxy by telephone or through the Internet in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares will be represented at the Meeting.

Q:	Who can help answer my questions?

A:
If you have any questions about the Meeting or the other matters described in this proxy statement or need assistance in voting your shares of common stock or additional copies of this proxy statement or the enclosed proxy card, you can contact Magnum Hunter’s Investor Relations Department at (832) 203-4539 or ir@magnumhunterresources.com. In addition, information regarding the Meeting is available via the Internet at our website www.magnumhunterresources.com.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The business, property and affairs of Magnum Hunter are managed by our Chief Executive Officer under the direction of our Board of Directors. The Board is responsible for establishing broad corporate policies and for overall performance and direction of Magnum Hunter, but is not involved in day-to-day operations. Members of the Board keep informed of Magnum Hunter’s business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly and through discussions with the Chief Executive Officer and other executive officers.

We have adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the guidelines are director qualifications and responsibilities, Board committee responsibilities, selection and election of directors, director compensation and tenure, Board meeting requirements and Board and committee performance evaluations. The Governance Committee is responsible for assessing and periodically reviewing the adequacy of these guidelines. Our Corporate Governance Guidelines are available on the Company’s website under the “Corporate Governance” link under the “Investors” tab at www.magnumhunterresources.com.

Proposal No. 1—Election of Directors

At the Meeting, our common stockholders will consider and vote on the election of each of J. Raleigh Bailes, Sr., Victor G. Carrillo, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty and Jeff Swanson to hold office until the 2014 annual meeting of stockholders of Magnum Hunter or until their respective successors are duly elected and qualified. Each director nominee is currently a director of Magnum Hunter. If any director nominee becomes unable or unwilling to stand for election, which is not currently anticipated, the Board can name a substitute director nominee, and the shares represented by proxies will be voted for the substitute director nominee pursuant to discretionary authority, unless withheld. Brad Bynum and Steven A. Pfeifer resigned from our Board on July 23, 2013 and will not be standing for election at the Meeting. On July 22, 2013, we hired Joseph C. Daches as Magnum Hunter’s Chief Financial Officer, allowing Ronald D. Ormand to focus on a new role as Executive Vice President–Finance and Head of Capital Markets. In connection with this change, the Board did not nominate Mr. Ormand for election at this Annual Meeting, which was considered by both the Board and Mr. Ormand to be in the best interest of the Company. Mr. Ormand will continue to serve on the Board through the date of the Annual Meeting.

Biographical Information of Our Directors

The following is a brief biography of each director nominee. The biographies include information regarding each individual’s service as a director of Magnum Hunter, business experience, director positions at public companies held currently or at any time during the last five years, and the experience, qualifications, attributes or skills that caused our Board and the Governance Committee to determine that the person should serve as a director of Magnum Hunter.

J. Raleigh Bailes, Sr., age 64, has been a director of Magnum Hunter since 2006. Mr. Bailes has been a partner of Bailes, Bates & Associates, LLP, a tax and accounting firm, since March 2003. Between November 1999 and March 2003, Mr. Bailes owned and managed J. Raleigh Bailes, CPA, a tax and accounting firm. Mr. Bailes is admitted to practice before the U.S. Tax Court and is licensed by the State of Texas as a certified public accountant. The Company’s change to a “large accelerated filer” under applicable SEC rules and its increased subjectivity to compliance with the Sarbanes–Oxley Act of 2002 were factors taken into account by the Board in determining that Mr. Bailes’ tax, accounting and industry experience is beneficial to the Company.

Victor G. Carrillo, age 48, has been a director of Magnum Hunter since January 2011. Mr. Carrillo currently serves as President and Chief Operating Officer and a director of Zion Oil & Gas, Inc., or Zion, a company engaged in oil and gas exploration primarily in Israel and areas located on-shore between Haifa and Tel Aviv, a position he has held since October 2011. Mr. Carrillo has also served as a director of Zion since September 2010, and he served as an executive vice president and a director of Zion from January 2011 to October 2011. From 2003 to 2010, Mr. Carrillo served as a commissioner on the Texas Railroad Commission. During his time of service on the Texas Railroad Commission, Mr. Carrillo also served as Chairman of the Governor’s Texas Energy Planning Council. During his career, Mr. Carrillo has also served as the Chairman of the Outer Continental Shelf Advisory Committee to the U.S. Secretary of the Interior, Vice Chairman of the Interstate Oil and Gas Compact Commission, a member of the Committee on Gas for the National Association of Regulatory Utility Commissioners and a member of the board of directors of Advisors to the Texas Journal of Oil, Gas & Energy Law at the University of Texas School of Law. Hispanic Business Magazine has named Mr. Carrillo one of the 100 Most Influential Hispanics in the United States. Mr. Carrillo received a B.S. in Geology from Hardin-Simmons University, an M.S. in geology from Baylor University, a Juris Doctorate with emphasis in both environmental and oil and gas law from the University of Houston Law Center and an Honorary Doctorate from Hardin-Simmons University. Mr. Carrillo’s vast educational and professional experience related to the crude oil and natural gas exploration and production segment of the energy industry was taken into consideration by the Board in connection with his nomination.

Gary C. Evans, age 56, has been a director of Magnum Hunter since 2009. Mr. Evans was appointed as Chairman of the Board and Chief Executive Officer of the Company in May 2009. Mr. Evans previously founded and served as the Chairman and Chief Executive Officer of Magnum Hunter Resources, Inc., or MHRI, an unrelated NYSE-listed company of similar name, for twenty years before selling MHRI to Cimarex Energy for approximately $2.2 billion in June 2005. In 2005, Mr. Evans formed Wind Energy, LLC, a renewable energy company which was subsequently acquired in December 2006 by GreenHunter Resources, Inc., or GreenHunter, an NYSE MKT-listed company focusing on water resource management as it relates to the oil and gas industry. Mr. Evans has served as Chairman of GreenHunter since December 2006 and previously served as Chief Executive Officer from December 2006 through December 2012. Mr. Evans serves as an individual trustee of TEL Offshore Trust, a public oil and gas trust, and is a director of Novavax Inc., a NASDAQ-listed clinical-stage vaccine biotechnology company. Mr. Evans was recognized by Ernst & Young LLP as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs. Mr. Evans serves on the Board of the Maguire Energy Institute at Southern Methodist University and speaks regularly at energy industry conferences around the world on the current affairs of the oil and gas business. The Board has concluded that the Company benefits from Mr. Evans’ extensive oil and gas industry expertise, his expertise as a chief executive officer with publicly held energy companies, his industry, investment banking and commercial lending contacts and his vast professional experience.

Stephen C. Hurley, age 63, has been a director of Magnum Hunter since October 2011. Mr. Hurley has 38 years of experience in the oil and gas industry. Mr. Hurley serves on the Board of Directors of Brigham Resources, LLC, a privately held oil and gas company. Additionally, Mr. Hurley is a member of the Advisory Board of United Oilfield Services, a privately held oil and gas service company. He is a former member of the board of directors of Brigham Exploration Company, serving from December 2002 to December 2011 when the company was sold to Statoil ASA. He also served on the audit and compensation committees of Brigham Exploration Company from January 2003 to December 2011. Mr. Hurley is a former President and director of Hunt Oil Company, having been associated with Hunt Oil Company from August 2001 to February 2012. Prior to joining Hunt Oil Company, Mr. Hurley served as Chief Operating Officer, Executive Vice President and a director for Chieftain International, Inc., or Chieftain, from August 1995 to August 2001 when Chieftain was acquired by Hunt Oil Company. Prior to joining Chieftain, Mr. Hurley was Executive Vice President of worldwide Exploration and Production for Murphy Exploration and Production Company, or Murphy. During his 16-year tenure at Murphy, he held the positions of Senior Geologist, Exploration Manager, Vice President and Executive Vice President. From 1975 to 1980, Mr. Hurley was a geologist with Exxon Company USA. Mr. Hurley holds both a B.S. and M.S. in geology from the University of Arkansas and an advanced degree in business studies from Harvard University. He is a past President of both the Dallas Petroleum Club and Dallas Wildcatters Committee. The Board has concluded that the Company benefits from Mr. Hurley’s extensive executive-level experience in the energy industry.

Joe L. McClaugherty, age 62, has been a director of Magnum Hunter since 2006. For the past 21 years, Mr. McClaugherty has been a senior partner of McClaugherty & Silver, P.C., a full service firm engaged in the practice of civil law, including oil and gas law, located in Santa Fe, New Mexico. Mr. McClaugherty is admitted to the state bars of New Mexico, Texas and Colorado, as well as the federal bars of the Districts of New Mexico and Colorado, the United States Court of Appeals for the Tenth Circuit and the United States Supreme Court. The Board has concluded that Mr. McClaugherty’s business and law degrees from the University of Texas at Austin, his approximately 36 years of legal experience in a broad-based civil practice and his extensive experience on boards of both international and domestic companies are beneficial to the Company.

Jeff Swanson, age 57, has been a director of Magnum Hunter since 2009. Mr. Swanson currently serves as the President and Chief Executive Officer of GrailQuest Corp., a privately held company providing software and services to the oil and gas industry, a position he has held since January 1999. Mr. Swanson is also the President and Chief Executive Officer of Swanson Consulting Inc., a provider of geological and engineering geosciences studies for the oil and gas industry. He has been actively engaged in the exploration and production sectors of the oil and gas industry for over 30 years. Mr. Swanson co-founded Stratamodel, Inc., which developed the first commercially available 3-D geocellular technology, now a standard workflow tool in the oil and gas industry. He is co-author of two patents including ReservoirGrail, an increasingly used reservoir volumetric material balancing simulator. Mr. Swanson received his B.B.A. from Southern Methodist University and is a member of the Society of Petroleum Engineers (SPE), Association of Petroleum Geologists (AAPG), Houston Geological Society (HGS), Independent Petroleum Association of America (IPAA) and the National Stripper Well Association (NSWA). He is an individual trustee of TEL Offshore Trust, a public oil and gas trust. Mr. Swanson is a published author of several papers and articles regarding various technologies and methodologies used for enhancing and increasing the value of mature oil and gas fields. The Board has concluded that Mr. Swanson’s experience as a chief executive officer and his oil and gas industry expertise, particularly his technical expertise with respect to oil field and reserve estimation technology, are beneficial to the Company.

Required Vote

The election of each of the director nominees requires the affirmative vote of a plurality of the shares of our common stock cast at the Meeting. You may only vote “FOR” or “WITHHELD” with respect to the election of directors, and as a result, there will not be any abstentions on this proposal. Broker non-votes will not affect the outcome on the election of directors.

The Board recommends that Magnum Hunter’s common stockholders vote “FOR” each of the director nominees listed above.

Director Nomination Process

In assessing the qualifications of candidates for nomination as director, our Governance Committee and our Board consider, in addition to qualifications set forth in our bylaws, each potential nominee’s:

•	personal and professional integrity, experience, reputation and skills;

•	ability and willingness to devote the time and effort necessary to be an effective Board member; and

•	commitment to act in the best interests of Magnum Hunter and its stockholders.

Consideration is also given to the requirement under the NYSE listing standards that the Board be composed of a majority of independent directors, as well as the qualifications required for membership on our Board committees under the NYSE listing standards and various other regulations.

In addition, the Board looks for nominees who possess a broad range of business experience, diversity (“diversity” being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time), professional skills, geographic representation and other qualities it considers important in light of our business plan. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that can effectively work together using its diversity of experience to see that Magnum Hunter is well managed and represents the interests of the Company and its stockholders.

Under the terms of his then-existing employment agreement, Gary C. Evans, our Chairman of the Board, was entitled to nominate one member to our Board. He nominated Jeff Swanson in August 2009, and Mr. Swanson was elected to the Board at that time.

Our common stockholders may submit the names and other information regarding individuals they wish to be considered for nomination as directors by writing to our Corporate Secretary at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, Attn: Corporate Secretary. In order to be considered for nomination by the Board for the 2014 annual meeting of common stockholders, submissions of potential nominees should be made no later than April 15, 2014 (which assumes that the proxy materials for the 2014 annual meeting will be distributed on or about June 15, 2014). The Company currently expects to hold its 2014 annual meeting in July of 2014. See the section of this proxy statement entitled “Other Matters—Stockholder Proposals for 2014 Annual Meeting” for more information regarding the procedures and requirements for nominating a director for the 2014 annual meeting of stockholders.

Director Independence

In accordance with the NYSE listing standards and applicable SEC rules and guidelines, our Board and our Governance Committee assess the independence of our directors from time to time. Applying the applicable NYSE listing standards and SEC rules for independence, our Board, upon the recommendation of our Governance Committee, determined that Messrs. J. Raleigh Bailes, Sr., Victor G. Carrillo, Joe L. McClaugherty, Stephen C. Hurley and Jeff Swanson were independent directors in 2012 and continue to be independent directors. Brad Bynum and Steven A. Pfeifer, who both resigned from our Board on July 23, 2013, were independent directors in 2012 through the date of their resignations.

Under the NYSE listing standards, a majority of our directors must be independent, and our Audit, Compensation and Governance Committees are each required to be composed solely of independent directors. The standards for Audit Committee membership include additional requirements under rules of the SEC. The Board has determined that all of the members of our Audit, Compensation and Governance Committees meet the applicable independence requirements. The listing standards relating to general independence consist of both a requirement for a Board determination that the director has no material relationship with the Company and a listing of several specific relationships that preclude independence.

Board’s Role in Risk Oversight

Our Board of Directors is responsible for the Company’s risk-oversight function and is actively involved in the oversight of risks that could affect our Company. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

The Audit Committee of our Board is charged by its charter with, among other duties, reviewing the significant accounting principles, policies and practices followed by the Company; reviewing financial, investment and risk management policies followed by Magnum Hunter in operating its business activities; reviewing the Company’s annual audited financial statements; reviewing the effectiveness of our independent audits, including approval of the scope of and fees charged in connection with our annual audit and quarterly reviews; appointing and overseeing the work of the Company’s independent auditor; and reviewing and discussing audit-related and independence matters with management, the Board and the Company’s independent auditors. The Audit Committee must regularly update the Board and make appropriate recommendations. Additionally, at Audit Committee meetings, our management may present a particular area of risk, either independently as a result of its assessment of materiality or at the request of the Audit Committee. The Audit Committee works with management to address the strengths and weaknesses of the policies in each area presented or separately assessed. In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.

Board of Directors’ Leadership Structure

Gary C. Evans currently serves as Chairman of the Board in addition to his role as our Chief Executive Officer. The Board believes that our Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board.

The Board appointed Joe L. McClaugherty as the Company’s lead independent director for a one-year term commencing on April 13, 2013. The additional responsibilities of the lead independent director include: (i) chairing executive sessions where independent directors meet either before or after regularly scheduled Board meetings and, as appropriate, providing prompt feedback to the Chairman of the Board and the CEO; (ii) calling, setting the agenda for and chairing periodic executive sessions and meetings of the independent directors and reporting accordingly to the full Board; (iii) chairing Board meetings in the absence of the Chairman of the Board; (iv) providing feedback to the Chairman of the Board and CEO on corporate and Board policies and strategies and acting as a liaison between the Board and the CEO; (v) facilitating one-on-one communication between directors and committee chairs and the Chairman of the Board and CEO and other senior managers to keep abreast of their perspectives; (vi) in concert with the Chairman of the Board and CEO, advising on the agenda and schedule for Board meetings and strategic planning sessions based on input from directors; (vii) providing advance feedback on background materials and resources necessary or desirable to assist the directors in carrying out their responsibilities, and reviewing Board materials and background papers in advance of Board meetings; (viii) interviewing potential candidates for election to the Board; (ix) holding one-on-one discussions with individual directors when deemed appropriate by the Chairman of the Board or the lead independent director; (x) overseeing the evaluation of individual members of the Board and of the CEO; and (xi) carrying out such other duties as are requested by the Board from time to time.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial and accounting officers. This code assists employees in resolving ethical issues that may arise in connection with the performance of their duties. The purpose of this code is to promote, among other things:

•	honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate and timely disclosure in filings with the SEC and other public disclosures;

•	compliance with the law and other regulations;

•	protection of our assets;

•	insider trading policies; and

•	prompt internal reporting of any violation of the code.

This code is available on our website at www.magnumhunterresources.com . We will provide this code free of charge to stockholders who request it. We will post information regarding any amendments to, or waivers from, the provisions of this code that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, on our website.

The Company maintains a third-party managed whistleblower hotline whereby employees can submit complaints or concerns regarding financial statement disclosures, accounting matters, internal accounting controls, auditing matters, compliance with applicable laws, rules and regulations and compliance with the Company’s policies and procedures, including matters arising under our Code of Conduct and Ethics.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with our non-management directors or the entire Board may do so by making a submission in writing to “Board of Directors (independent members)” or “Board,” respectively, in care of our Corporate Secretary at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056. Our Corporate Secretary will then forward all such communications (excluding routine advertisements and business solicitations) to each member of our Board, or the applicable individual directors.

We reserve the right to screen materials sent to our directors for potential security risks and/or harassment purposes. Stockholders also have an opportunity to communicate with our Board at our annual meetings of stockholders.

Attendance at Meetings of Stockholders

All directors are expected to attend annual meetings of our stockholders, subject to occasional excused absences due to illness or unavoidable conflicts. All of our directors attended the 2012 annual meeting of our stockholders.

Our Board Committees

The Board of Directors oversees the management of the business and affairs of our Company. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee, each of which is described below. Each committee operates under a written charter adopted by the Board.

In 2012, the Board met 10 times and acted by unanimous written consent nine times; the Audit Committee met 20 times; the Compensation Committee met nine times; and the Governance Committee met four times. Each director attended more than 75% of the meetings of the Board and the committees on which he served. The following table sets forth the committees of the Board and their members as of the date of this proxy statement:

Director	Audit Committee	Compensation Committee	Governance Committee
J. Raleigh Bailes, Sr.	*✓
Victor G. Carrillo			*✓
Joe L. McClaugherty	✓	*✓
Stephen C. Hurley	✓	✓	✓
Jeff Swanson		✓	✓

(*) Denotes Chair

Website Availability of Documents

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the charters of the Audit Committee, Compensation Committee and Governance Committee, our Code of Conduct and Ethics and our Corporate Governance Guidelines can be found on our website at www.magnumhunterresources.com. The committee charters, Code of Conduct and Ethics and Corporate Governance Guidelines are located under the “Corporate Governance” link under the “Investors” tab. Documents and information on our website are not incorporated by reference in this proxy statement.

Audit Committee

Our Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management has established; appointing, retaining and overseeing the performance of independent accountants; and overseeing our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee, along with our Governance Committee, are responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements.

The current members of our Audit Committee are Messrs. Bailes, Hurley and McClaugherty. Mr. Bailes serves as Chairman of the Audit Committee.

Our Audit Committee must include at least one member who has been determined by our Board to meet the qualifications of an audit committee financial expert in accordance with SEC rules. Our Board has determined that all of the members of our Audit Committee meet the independence and other requirements for audit committee membership of the NYSE listing standards and SEC requirements. The Board has also determined that Mr. Bailes is an audit committee financial expert, as that term is defined in the SEC rules. Mr. Bailes is a certified public accountant and has been engaged in a public accounting and tax practice for approximately the last 39 years. Each of the members of our Audit Committee is independent, as independence for Audit Committee members is defined by the rules of the NYSE. In addition, Messrs. Hurley and McClaugherty have an understanding of fundamental financial statements.

Since its formation in April 2006, the Audit Committee has approved all audit fees, audit-related fees, tax fees and special engagement fees. The Audit Committee approved 100% of such fees for the year ended December 31, 2012.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors that Magnum Hunter’s audited financial statements for the year ended December 31, 2012 be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Compensation Committee

Our Board’s Compensation Committee discharges the Board’s responsibilities relating to the compensation of our directors and officers. The Compensation Committee has the overall responsibility for, among other things, establishing the compensation levels and direct and indirect benefits of our officers and directors; making recommendations to the Board with respect to the establishment and terms of incentive compensation plans and equity-based plans and administering such plans; reviewing and evaluating the Company’s compensation program and such program’s coordination and execution; establishing and reviewing policies with respect to management and director perquisites; engaging any outside consultant to assist in determining appropriate compensation levels for our officers and directors; and reviewing and discussing with management the Compensation Discussion and Analysis included in the Company’s Annual Report on Form 10-K or proxy statement. In addition, our Compensation Committee administers our Stock Incentive Plan, including reviewing and granting stock options and other share-based awards, with respect to our directors, officers and employees.

The current members of our Compensation Committee are Messrs. McClaugherty, Hurley and Swanson. Mr. McClaugherty serves as Chairman of the Compensation Committee. The members of our Compensation Committee are independent, as independence for directors is defined by NYSE rules.

Governance Committee

Our Governance Committee’s responsibilities include identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending candidates for election to our Board; reviewing and recommending changes, when necessary, to the Board regarding the Corporate Governance Guidelines of the Company; overseeing the director nomination process and the evaluation of the Board and management; reviewing the independence of each Board member and making recommendations to the Board regarding director independence; reviewing and resolving issues pertaining to related-party transactions and conflicts of interests; and evaluating and, if necessary, recommending changes to the Board regarding Board processes and policies.

The Governance Committee has established procedures for the nomination process and leads the searches for, selects and recommends candidates for election to our Board, subject to legal rights, if any, of third parties to nominate or appoint directors. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of our Board or by our executive officers. From time to time, our Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Governance Committee recommends candidates for election to our Board. Candidates proposed by common stockholders will be evaluated by our Governance Committee using the same criteria as for all other candidates.

The Board will consider recommendations of director nominees from common stockholders that are submitted in accordance with the procedures for nominations set forth under the section entitled “Other Matters—Stockholder Proposals for 2014 Annual Meeting” in the Company’s proxy statement for its 2014 annual meeting of stockholders when the proxy statement is filed. In addition, such recommendations should be accompanied by the candidate’s name, biographical data, qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the Board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances.

Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, ability to devote adequate time and effort to Board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the Governance Committee and by the full Board include age, diversity (“diversity” being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time), whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for Board and committee service under applicable SEC and NYSE rules, how the candidate’s skills and experience enhance the overall competency of the Board, and whether the candidate has any special background relevant to Magnum Hunter’s business.

Our Governance Committee has recommended J. Raleigh Bailes, Sr., Victor G. Carrillo, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty and Jeff Swanson as nominees for election to our Board at the Meeting.

The current members of our Governance Committee are Messrs. Carrillo, Hurley and Swanson. Mr. Carrillo serves as Chairman of the Governance Committee. The members of our Governance Committee are independent, as independence for directors is defined by NYSE rules.

Committee Interlocks and Insider Participation

Two of our directors, Gary C. Evans and Ronald D. Ormand, also serve as executive officers of Magnum Hunter. Neither Mr. Evans nor Mr. Ormand serves on any of our standing committees and no other member of our Board is employed by Magnum Hunter or its subsidiaries.

Mr. Evans also serves on the board of directors of GreenHunter. In addition, Mr. Evans is the Chairman and a major stockholder of GreenHunter. Other than as described above, none of our executive officers serves on the board of directors of another entity whose executive officers serve on our Board. No officer or employee of Magnum Hunter, other than Mr. Evans, participated in the deliberations of our Board or our Compensation Committee concerning executive officer or director compensation.

Director and Officer Indemnification

Our bylaws permit the Company to indemnify the Company’s directors and officers to the fullest extent permitted by law. We also maintain directors’ and officers’ liability insurance. Additionally, we have entered into separate indemnification agreements with our directors and executive officers that provide broader indemnification than that required under the Delaware General Corporation Law. These agreements, among other things, require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries, or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. We believe that these agreements are necessary to attract and retain qualified directors and executives.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and bylaws and the indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our stock. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the year ended December 31, 2012 and Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2012, and any written representations provided to us, we believe that all of our directors, executive officers and beneficial holders of more than 10% of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2012, except for Joe McClaugherty, a director of the Company, who made one late filing on Form 4, resulting in a failure to timely report one transaction, and Donald L. Kirkendall, an executive officer of the Company, who made one late filing on Form 4, resulting in a failure to timely report one transaction.

DIRECTOR COMPENSATION

Our Compensation Committee reviews, not less frequently than bi-annually, and recommends to our Board for approval, fees and other compensation and benefits for our non-employee directors. Also, our Compensation Committee frequently consults with Longnecker and Associates, or Longnecker, an independent compensation consultant, on the competitiveness of our executive compensation. Longnecker’s most recent formal peer group review for the Compensation Committee on overall director compensation was performed in 2012. Longnecker assists our Compensation Committee in evaluating the appropriateness of our non-employee directors’ compensation program, including the mix of meeting fees and annual retainers, including chairperson and lead director retainers, to ensure that the program compensates our non-employee directors for the level of responsibility the Board has assumed in today’s corporate governance environment and to remain competitive relative to companies in our peer group.

The Company’s non-employee directors’ compensation program remained fundamentally unchanged in 2012. Accordingly, for 2012, fees for attending meetings of the Board and its committees were set at $1,500 per Board meeting and $1,000 per committee meeting. The Company pays a $10,000 annual retainer to the chairman of each Board committee. Meeting fees and chairperson retainers are paid on a quarterly basis. Beginning in 2013, all of our non-employee directors also receive a $45,000 annual retainer, payable quarterly, in addition to the fees described above. The lead independent director receives an additional annual retainer of $15,000, also payable quarterly, as compensation for the additional duties required of that position.

The non-employee directors that served on the GreenHunter special committee described under “Transactions with Related Persons—Certain Relationships and Related Transactions—GreenHunter Transactions” below each received a one-time payment of $15,000 in recognition of the significant time commitment associated with participation on that special committee. The members of the special committee were Messrs. Swanson (Chair), Bynum and Carrillo.

Each non-employee director may elect to receive his compensation, including meeting fees, committee chairperson fees and annual retainer, in cash or in shares of our common stock, or a combination thereof. Each director’s election will remain in effect until a new election is made, and new elections may be made on an annual basis. As of the date of the filing of this proxy statement, all of our non-employee directors have elected to receive compensation in shares of common stock.

The number of shares paid in lieu of cash compensation is based on the volume weighted average price of our common stock for the calendar quarter in which the meetings were held or the chairperson fee or annual retainers were accrued. Non-employee directors are also eligible to receive annual grants of shares of Magnum Hunter common stock and options to purchase shares of Magnum Hunter common stock under our Stock Incentive Plan.

The following table presents compensation earned by each non-employee member of our Board for 2012. Compensation information for Messrs. Evans and Ormand is contained in the Summary Compensation Table below. Messrs. Evans and Ormand did not receive any compensation in their capacities as directors of the Company.

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards (1) (2)	Stock Awards (1)	All Other Compensation (3)	Total
J. Raleigh Bailes, Sr.	—	$178,817	$43,766	—	$222,583
Brad Bynum (4)	—	$178,817	$49,854	—	$225,671
Victor G. Carrillo	—	$178,817	$40,079	—	$218,896
Stephen C. Hurley	—	$178,817	$45,549	—	$224,366
Joe L. McClaugherty	—	$178,817	$55,367	—	$234,184
Steven A. Pfeifer (4)	—	$178,817	$26,841	—	$205,658
Jeff Swanson	—	$178,817	$37,998	—	$216,815

(1)
Represents the aggregate grant date fair value, in accordance with Accounting Standards Codification 718, “Stock Compensation”, referred to in this annual report as ASC 718 (except no assumptions for forfeitures were included), with respect to (a) shares of common stock (under the Stock Awards column), and (b) stock options (under the Option Awards column). For information regarding the assumptions made in determining these values, please refer to Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

As of December 31, 2012, Messrs. Bailes, Bynum, Carrillo, Hurley, McClaugherty, Pfeifer and Swanson did not hold any shares of unvested restricted stock. As of December 31, 2012, the aggregate number of outstanding option awards held by non-employee directors were: 115,000 for Mr. Bailes, 115,000 for Mr. Bynum, 115,000 for Mr. Carrillo, 76,000 for Mr. Hurley, 80,000 for Mr. McClaugherty, 115,000 for Mr. Pfeifer and 115,000 for Mr. Swanson.

(2)
On April 13, 2012, Messrs. Bailes, Bynum, Carrillo, Hurley, McClaugherty, Pfeifer and Swanson were each granted an option to purchase up to 45,000 shares of our common stock at an exercise price of $6.08 per share with a ten-year expiration date.

(3)
We reimburse the reasonable travel and accommodation expenses of directors to attend meetings and other corporate functions. In 2012, the incremental cost to the Company to provide these perquisites was less than $10,000 per director.

(4)	Messrs. Bynum and Pfeifer resigned from the Board on July 23, 2013.

AUDIT MATTERS

Report of Our Audit Committee

The Audit Committee reviewed and discussed Magnum Hunter’s audited financial statements for the year ended December 31, 2012 with our management. The Audit Committee discussed with BDO, Magnum Hunter’s independent registered public accounting firm for such year, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T. The Audit Committee also received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with BDO its independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors that Magnum Hunter’s audited financial statements for the year ended December 31, 2012 be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

THE AUDIT COMMITTEE

J. Raleigh Bailes, Sr.
Steven C. Hurley
Joe L. McClaugherty

Auditor Fees

Aggregate fees for professional services rendered by BDO for the fiscal year ended December 31, 2012, and Hein & Associates LLP, or Hein, for the fiscal year ended December 31, 2011, are set forth below.

(In thousands)	2012	2011
Audit Fees	$1,239	$851
Audit-Related Fees	—	$283
Tax Fees	—	—
All Other Fees	—	—
Total Auditor Fees	$1,150	$1,135

Auditor Fees.  The audit fees for the year ended December 31, 2012 were for professional services rendered by BDO. The audit fees for the year ended December 31, 2011 were for professional services rendered by Hein. Audit fees relate to professional services rendered in connection with the audit of the Company’s consolidated annual financial statements and internal control over financial reporting, quarterly review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings, including the filing of registration statements and audited and reviewed financial statements filed on certain Current Reports on Form 8-K.

Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are traditionally performed by the independent auditor, including consultation regarding accounting and reporting matters, review of pro forma financial statements and other financial information in regulatory and statutory filings and the issuance of comfort letters in connection with offerings by Magnum Hunter of common stock and preferred stock.

Tax Fees. There were no fees incurred for tax compliance, tax advice, or tax planning for the years ended December 31, 2012 and 2011.

All Other Fees. There were no fees incurred for any products or services provided by BDO or Hein other than those products and services described above.

Audit Committee Pre-Approval Policy and Procedures.

The Audit Committee is responsible for appointing, setting the compensation for and overseeing the work of Magnum Hunter’s independent auditor. In recognition of this responsibility, the Audit Committee is required to approve all audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of these services does not impair the independent auditor’s independence, except that the Chairman of the Audit Committee has discretion to unilaterally engage accounting professionals previously approved by the Audit Committee to perform additional services, provided that the cost of such services does not exceed certain predetermined amounts. For 2012, the cost of pre-approved services could not exceed $15,000. The Chairman of the Audit Committee must report any such engagement at the next Audit Committee meeting.

The Audit Committee specifically approved all audit and non-audit services performed by our independent accountants in 2012 and 2011.

Proposal No. 2—Ratification of the Appointment of BDO as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013

The Audit Committee has engaged BDO as our independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2013, and the Board is submitting such selection to the Company’s common stockholders for their ratification. Although the Company is not required to obtain stockholder ratification of the appointment of BDO, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers such proposal to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

The Audit Committee believed it to be in the best interests of our stockholders to have engaged BDO as our independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2013. If the common stockholders fail to ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the 2013 fiscal year. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

No relationship between the Company and BDO exists other than the usual relationship between independent auditor and client. A representative of BDO is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Engagement of BDO As Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2012

On April 16, 2013, the Company, at the direction of the Audit Committee, engaged BDO as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012 following the dismissal of PricewaterhouseCoopers LLP, which we refer to as PwC, on April 10, 2013 (which is further described under “Dismissal of PwC As Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2012” below). One of the reasons that the Company decided to engage BDO following the dismissal of PwC was the Company’s belief that such engagement would increase the likelihood that the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 would be completed at an earlier date and without continued delays of the targeted completion dates. The Company has since filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through the date of BDO’s engagement, neither the Company nor anyone acting on its behalf consulted BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by BDO to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as contemplated by Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Dismissal of PwC As Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2012

On April 16, 2013, the Company filed a Current Report on Form 8-K disclosing the Company’s dismissal of PwC as the Company’s independent registered public accounting firm and describing certain “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. On April 22, 2013, the Company filed Amendment No. 1 on Form 8-K/A to include a letter from PwC dated April 18, 2013, as Exhibit 16.1 to that Form 8-K/A. The following is an excerpt from the Current Report on Form 8-K/A and has been included in this proxy statement solely for the purpose of satisfying the requirements of Item 304(a) of Regulation S-K. The following excerpt should be read in conjunction with the April 18, 2013 letter from PwC referred to above. No attempt has been made to update the disclosures taken from the Current Report on Form 8-K that are set forth below:

“Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Previously Engaged Independent Registered Public Accounting Firm

On April 10, 2013, the Company, at the direction of the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”), dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012, effective immediately. PwC was engaged as the Company’s independent registered public accounting firm on July 17, 2012. PwC has not completed an audit or issued an audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2012. The decision to dismiss PwC was unanimously approved by the Audit Committee on April 10, 2013, and such decision was unanimously ratified by the Board on April 13, 2013.

PwC was not engaged (and did not serve) as the Company’s independent registered public accounting firm at any time prior to its engagement as the Company’s independent registered public accounting firm on July 17, 2012. During the period beginning on July 17, 2012 and ending on the date of PwC’s dismissal (the “Applicable Time Period”), there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2012.

During the Applicable Time Period, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), relating to PwC’s engagement as the Company’s independent registered public accounting firm, except that PwC advised the Company (A) (i) that information had come to PwC’s attention that if further investigated may have a material impact on the fairness or reliability of Company’s consolidated financial statements, and this information was not further investigated and resolved to PwC’s satisfaction prior to its dismissal, and (ii) of the need to significantly expand the scope of PwC’s audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2012, and due to PwC’s dismissal, PwC did not complete its expanded procedures (collectively, the matters in (i) and (ii) above, the “PwC Identified Matters”), and (B) of certain deficiencies in the Company’s internal controls over financial reporting that constitute material weaknesses during the Applicable Time Period (whether identified by the Company or PwC), which led PwC to believe that internal controls necessary for the Company to develop reliable financial statements did not exist, and therefore, PwC significantly expanded the scope of its audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 for purposes of completing such audit. However, the Company believes that it has implemented the internal controls and processes necessary to develop reliable financial statements and allow its successor independent accounting firm to complete the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2012. The Company will be working with its successor independent accounting firm to complete the audit of such consolidated financial statements.

PwC Identified Matters.  The PwC Identified Matters consisted of the following and were under review and analysis by both PwC and the Company at the time of PwC’s dismissal. As of the date of the filing of this Current Report on Form 8-K, the Company does not believe that there are any misstatements, errors or omissions that would require any restatement of any of the Company’s prior period financial statements. The Company believes that the PwC Identified Matters arose primarily due to a period of rapid growth of the Company. The Company believes that such growth will significantly enhance future shareholder value, but in the near term this growth strained the accounting resources of the Company. The Company has been addressing and will continue to address these issues by expanding and upgrading the personnel in its accounting department and is also utilizing the advisory services of a “Big Four” accounting firm to assist the Company in completing its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in upgrading its accounting department and systems.

•
Property Accounting and Transfers of Unproved Properties.  PwC requested additional information to support the estimation of the valuation of the Company’s oil and gas properties (including information regarding the timing of non-cash impairments and lease expirations and extensions). In addition, PwC requested support of the timing of transferring the classification of certain of such properties from unproved to proved and the effect of such transfers on non-cash impairments and depletion. The Company has substantially completed such analysis, which it will provide to its successor independent accounting firm. Such analysis indicated no material adjustments were necessary other than with respect to transfers and impairments that were recorded in the third quarter ended September 30, 2012 and prior periods. As previously disclosed, the Company anticipates unproved property impairments in the amount of $71 million which will be recorded in the quarter ended December 31, 2012. Further additional adjustments, if any, that would be material would all be non-cash charges.

•
Oil and Gas Reserves.  PwC has requested additional information and support for some of the underlying assumptions from which the reserve report issued by the Company’s independent petroleum engineering firm on the Company’s oil and gas reserves as of December 31, 2012 was derived. Such additional analysis included the proposed capital budget for 2013 supporting such assumptions and analysis of lease operating expenses in the Company’s Magnum Hunter Production subsidiary (“MHP”). The Company has completed such analysis and believes no adjustments are necessary to such reserve report as its capital budget supports such assumptions and the MHP lease operating expenses analyzed are consistent with the assumptions made with respect thereto in the reserve report. PwC also requested additional support for the underlying division of interest of properties (which, in addition to oil and gas reserves, could affect other matters including revenues, lease operating expenses and oil and gas properties), although management does not expect the division of interest analysis to result in any material adjustments to these items. In addition, PwC requested that the Company perform additional analysis on its properties in the Tableland Field in Saskatchewan, Canada to determine if any non-cash impairment charges would be required. PwC advised the Company that a material non-cash impairment charge should be recognized for such properties and the Company continues to review this matter based on updated engineering information from its independent petroleum engineering firm. As previously disclosed, the Company anticipates proved property impairments in the amount of approximately $16 million which will be recorded in the quarter ended December 31, 2012. Any such impairment would be a non-cash charge to earnings for 2012. PwC also noted that a 2011 reserve report for certain significant subsidiaries of the Company indicated that it was prepared in accordance with the Canadian Oil and Gas Evaluation Handbook, and at the time of PwC’s dismissal, PwC had not received adequate support as to whether such reserve report was prepared in accordance, or was materially consistent, with applicable U.S. and SEC standards. The Company has confirmed that such reserve report was prepared in accordance, and was materially consistent, with applicable U.S. and SEC standards, and it has received a revised cover letter from its independent petroleum engineering firm to such effect (although the Company had not provided such letter to PwC by the time of its dismissal).

•
Income Taxes.  The Company and PwC discussed various issues relating to the Company’s treatment of and positions with respect to certain income tax matters. The Company believes that its tax entries for the fourth quarter of 2012 are correct and that there should be no material adjustment to prior period entries.

•
Accounting regarding MHP.  PwC requested that the Company review certain assumptions relating to the Company’s initial accounting in connection with its acquisition in 2011 of NGAS Resources, Inc., whose operations are now conducted in or under MHP. PwC also requested further analysis regarding the appropriateness of certain credits recorded in lease operating expenses, whether such credits are appropriate deductions in the reserve report, and, if the credits were not deemed to be appropriate deductions, whether changes in reserves would have a material impact on MHP’s proved property impairments. The Company has determined, in conjunction with advice from its “Big Four” accounting firm advisor, that such accounting was recorded properly. PwC was still reviewing such matter and there was no final resolution thereof at the time of its dismissal.

•
Prior Period Restatements.  The Company has reviewed whether Staff Accounting Bulletin 99 might require certain errors, if any, in prior fiscal years and/or fiscal quarters to be corrected in the applicable prior periods. The Company has determined that the adjustments to date are not material and thus do not require any restatements of prior period financial statements. Further, substantially all adjustments identified to date have been non-cash items.

•
Ability to Meet Debt Covenants.  The ability of the Company to comply with its debt covenants in future fiscal periods related primarily to the late filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Company has obtained waivers relating to this late filing under certain of its debt agreements, and intends to address the issues relating to this late filing arising under the indenture governing the Company’s outstanding senior notes. In addition, the Company calculated projected financial statements and projected compliance with associated financial covenants under its debt agreements (based on the assumed closing of the Company’s previously announced sale of its Eagle Ford Shale properties in which the cash portion of the purchase price is expected to be approximately $380 million (after purchase price adjustments) as well as the Company’s revised upstream capital budget of $300 million). The Company believes that it will be able to remain in compliance with its financial covenants for the foreseeable future. Further, the Company has taken, and will continue to take, the appropriate additional actions necessary to prevent or cure any non-compliance with non-financial covenants under the Company’s debt agreements as a result of the Company’s failure to timely file its periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC.

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Capitalized Interest.  PwC asked the Company to consider whether certain interest expense associated with its unproved oil and gas properties should be capitalized. The Company’s policy is to capitalize interest on expenditures for significant exploration and development projects that last more than six months. The Company and PwC were discussing approaches to capitalized interest but no conclusion had been reached at the time of PwC’s dismissal. The Company’s preliminary assessment is that it did not have any capitalized interest expense associated with the development of its unproved oil and gas properties because none of such projects exceeded six months. Any such adjustment in this regard would be a positive non-cash increase to net income in prior periods.

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Assets Held for Sale.  In connection with the Company’s pending sale of its Eagle Ford Shale properties, PwC asked the Company to consider whether such properties should be classified as “assets held for sale” as of December 31, 2012. The Company, in conjunction with advice from its “Big Four” accounting firm advisor, determined that the conditions required for such classification did not exist at December 31, 2012.

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Miscellaneous.  In addition, other PwC Identified Matters include issues with respect to the Company’s asset retirement obligations, revenue and lease operating expense accruals, share-based compensation, information technology systems and general controls, and manual post-closing entries, each of which were under review by PwC at the time of its dismissal and some of which the Company believes it has previously disclosed and corrected. The Company continues to review these matters and will review them with its successor independent accounting firm, but at this time, the Company does not believe that these matters will materially impact the Company’s consolidated financial statements.

Internal Controls.  PwC advised the Company of the five categories of below-described deficiencies that constitute, or that PwC considered might constitute, material weaknesses in the Company’s internal controls over financial reporting. The first, second and fourth categories below were generally previously disclosed by the Company.

•	Effective Control Environment to Meet the Company’s Growth

o
In certain areas (internal audit, financial reporting, tax and accounting departments), the Company did not have sufficient personnel with an appropriate level of knowledge, experience and training commensurate with the growth of the Company’s corporate structure and financial reporting requirements. Specifically, the Company did not effectively establish controls, upgrade controls when necessary, or upgrade internal control, tax, financial reporting and accounting resources; therefore the effectiveness of the Company’s control environment applicable to previous periods was negatively impacted. This deficiency resulted from either not having adequate controls designed and in place or not achieving the intended operating effectiveness of existing controls designed in prior years.

o
The Company did not establish effective controls over risk assessments commensurate with the growth of the Company. Specifically, the Company did not have adequate processes to evaluate certain business, process and information technology risks. This deficiency resulted in either not having adequate controls designed and in place or not achieving the intended operating effectiveness of controls.

	o	These material weaknesses also contributed to the material weaknesses described below.

•	Financial Reporting

o
The Company did not maintain effective monitoring of controls in certain areas, including period-end financial reporting process, consolidations, share-based compensation, acquisitions and divestitures, and land and leasehold cost accounting. Specifically, the Company did not maintain effective controls to provide reasonable assurance that monthly account reconciliations were revised on a timely basis and that monthly and quarterly financial information was prepared and reviewed timely. Due to lack of personnel with technical skills, this deficiency resulted in either not having adequate controls designed and in place or not achieving the intended operating effectiveness of controls.

o
The Company did not maintain effective controls over the recording and retention of all journal entries. Specifically, the Company did not maintain effective monitoring of controls to ensure that journal entries were properly prepared with sufficient supporting documentation or were reviewed and approved to ensure the accuracy and completeness of the journal entries.

o
The Company did not maintain effective controls over financial statement disclosures to ensure completeness and accuracy. Specifically, effective controls were not in place to ensure that disclosure of condensed consolidating guarantor financial statements footnote information for the nine month period ended September 30, 2012 was accurately reported.

	o	The Company did not maintain effective controls over reconciling accounts. Specifically, the Company did not design and maintain effective controls to reconcile these accounts for 2012.

•	Leasehold Property Costs

o
The Company did not design effective controls to provide reasonable assurance over accuracy and completeness of master files of lease records. Specifically, the Company did not have effective controls over allocation of leasehold property costs as well as adequate reconciliation of subsidiary leasehold property records to the general ledger.

o
The Company did not maintain effective controls over completeness and accuracy of well acreage data resulting in inaccurate transfers of leasehold property costs during 2012 and as a result subsequent adjustments are expected to be made for the fourth quarter of 2012.

o
The Company did not design effective controls to ensure completeness of leasehold property costs to be appropriately included in the depletion pool. Specifically, the cost basis used in depletion calculation was reconciled to property account balances that were inaccurate during 2012. In addition, there was lack of controls around formal documentation and review of the depletion model.

	o	The Company did not have effective controls over review of properties for expirations and impairments of unproven acreage.

o
The Company did not maintain effective controls over division of interest records resulting in inadequate legal documentation and lack of adequate review of changes to the division of interest records.

•	Complex Accounting Issues

o
The Company did not design effective controls over share-based compensation expense, which is recorded in the Company’s general and administrative expenses. Specifically, the Company did not design effective controls related to the review of supporting details, including the completeness and accuracy of the vesting inputs and calculations and the journal entries for share-based compensation expenses. This control deficiency resulted in a misstatement of the Company’s general and administrative expense and share-based compensation related disclosures for the three and six month periods ended June 30, 2012 and resulted in the restatement of the financial statements for such fiscal periods.

o
The Company did not design an effective control environment over complex equity instruments including convertible preferred stock and related arrangements. This material weakness resulted in the restatement of the Company’s Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC, the Company’s preferred stock embedded derivative liabilities and the loss on derivatives and related disclosures for the three and six month periods ended June 30, 2012. These issues resulted in review adjustments to the Company’s condensed consolidated financial statements for the three and nine month periods ended September 30, 2012.

•	Miscellaneous Internal Control Deficiencies

o
The Company did not design or maintain effective controls over income tax accounting, including to ensure that information related to tax credit carryover was accurately disclosed in the Company’s financial statements.

	o	The Company did not design or maintain effective controls over capitalized interest.

o
The Company did not design or maintain effective controls over segregation of duties and timeliness of reporting with respect to partnership accounting, revenue, joint interest accounting and divisions of interest for MHP.

The Company’s Remediation Plan.  The Board, Audit Committee and senior management of the Company consider it essential that they provide the appropriate “tone at the top” to assure the Company achieves effective and comprehensive internal controls over financial reporting. To further such objective, and to compensate for internal control deficiencies resulting from the Company’s accounting personnel, software systems and other resources not having kept pace with the Company’s rapid growth, the Board, the Audit Committee and senior management have adopted a “hands on” and proactive approach to address the internal control deficiencies. As discussed below, this has resulted in the Company dedicating substantial resources to hiring additional accounting personnel with greater expertise, engaging outside consultants and investing in new software and technology.

More specifically, the Board, the Audit Committee and management recognize the importance of improving its internal controls related to the overall control environment, financial reporting and consolidation processes and property, inventory, share-based compensation, acquisitions and divestiture accounting processes. To establish and maintain effective and sustainable controls, in the fourth quarter of 2012, management started to expand staff and outside consultants with the knowledge, training and experience necessary to develop and support the Company’s overall control environment.

•	Effective Control Environment to Meet the Company’s Growth

o
Management has evaluated its business and control needs and began hiring and replacing resources in the third quarter of 2012 to address these needs. More specifically, the Company added a Chief Accounting Officer, two new corporate-level controllers, two regional controllers, and new managers of internal audit, tax and financial reporting. These resources were not in place long enough in 2012 to substantially improve the control environment. Management will continue to increase staffing as needed to address business and control environment risks. Management will supplement their in-house internal audit and tax functions in 2013 with the use of additional outside consulting firms. Additionally, management will develop a formal top down risk assessment of the Company’s people, processes and technology as such relates to financial reporting to properly identify, develop and maintain internal controls.

•	Financial Reporting

o
In the fourth quarter of 2012, management began reorganizing the responsibilities and accountability in the accounting and financial reporting processes and implementing additional monitoring and detective controls to remediate the material weakness. In addition, management hired a new manager of financial reporting. This improvement in processes is ongoing and some new or revised controls were in place at year end. However, management could not place reliance on these controls for the control assessment as these controls normally would need to be in place for two months or two quarters depending on the type of control. As noted above, the control environment will be improved through the addition of already added resources and an improved risk assessment process. With these changes to the control environment and the reorganization of accounting and financial reporting, management will continue to redefine and improve controls to meet the Company’s control requirements. Areas of particular focus are the journal entries process, reconciliations, consolidations, financial reporting process and the accounting processes for share-based compensation, acquisitions, divestitures and leasehold property costs.

•	Leasehold Property Costs

o
Management is implementing appropriate steps to ensure that there are appropriate detective and monitoring controls over the leasehold property accounts and that the controls operate effectively as designed. Management plans to implement controls over proper documentation retention and accuracy of records for leasehold property accounts and related leasehold expenditures.

o
In 2013, management will continue the process of transitioning the manually tracked leases to automated land systems in order to improve the completeness, accuracy and control of the data. Controls over maintenance of lease records will include authorization for updates to lease files, prevention of unauthorized access to or alteration of data, periodic monitoring of critical dates and decisions to pay delay rentals or lease extensions, and adequate support for and reconciliation of subsidiary property records to the general ledger. Additional processes and controls will be implemented to address completeness and accuracy of well status and well data and proper review of related transfers of leasehold property costs.

o
Management plans to take appropriate measures to ensure that proved property costs and unproved leasehold costs are properly reviewed periodically for possible impairment including performing property analysis in order to identify any indicators that unproved properties may be impaired including lease expiration dates, likelihood of extending leases, unsuccessful wells drilled on the leases, and future drilling plans. The remediation steps will involve effective coordination between the land, engineering and accounting departments.

o
Appropriate actions will be taken to ensure accuracy for the calculation of depletion which will include the following: leasehold costs are included in the appropriate depletion pool, estimated reserves and productions costs are appropriate, cost basis used in the depletion calculation is reconciled to the property account balances in the general ledger and proper review and approval of the depletion model and calculation by management.

o
Management plans to implement additional review controls over set up and maintenance of division of interest records to include the following: timely communication between land department and accounting, retention of adequate support and documentation, and appropriate review by land management of changes to division of interests to ensure that there is adequate legal support.

•	Complex Accounting Issues

o
Management is implementing additional review controls and other controls with regard to share based compensation activity around the completeness and accuracy of the schedules and related inputs including reviewer checklists to ensure all inputs and calculations are complete and accurate. New processes and controls were designed to implement a new software system to track stock option activity and the related compensation expense and disclosures. Management has also formalized the process for valuation of share based compensation expense to ensure consistent use of management’s methodology.

o
To remediate the material weakness in our control environment over the analysis of acquisitions and divestitures, the Company has added additional controls around the review of acquisitions and divestitures for accounting, financial reporting, tax and legal implications of such transactions. Management has added additional technical staff in tax, accounting and financial reporting to assist in the review of acquisitions and divestitures for financial statement implications. Management plans to bring in outside consultants when management feels the complexity of certain transactions warrants additional review. Further, management is evaluating accounting and financial reporting controls for purchase accounting, equity instrument accounting and related income tax accounting matters.

•	Miscellaneous Internal Controls

o
The Company has hired a full-time tax manager and engaged a “Big Four” accounting firm to provide advisory services on tax matters that, together with other measures being implemented by management, should provide effective internal controls over income tax accounting.

o
The Company is reviewing, and will discuss with its new independent public accounting firm, whether the Company’s internal controls over the capitalization of interest need to be modified in any manner.

o
To facilitate the Company’s having effective internal controls over segregation of duties and timely reporting on various MHP accounting matters, the Company has added substantial accounting personnel and resources and will continue to review the applicable internal controls and discuss such controls with its new independent public accounting firm.

Management will develop a formal remediation plan and timeline and will monitor the Company’s remediation efforts. Under the direction of the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer, reporting to the Audit Committee of the Board, management will continue to assess and enhance the overall design of the Company’s control environment to improve the overall effectiveness of internal control over financial reporting. The Company is also planning the implementation of a more functional and integrated accounting system, which it intends to implement during 2013.

Management believes the remediation efforts will address the material weaknesses. As the Company continues to assess and improve its internal controls, management may need to revise its remediation plan.”

Subsequent to the Company’s filing of the above-quoted Current Report on Form 8-K, the Company has continued with the implementation of the remediation plan, including hiring Joseph C. Daches on July 22, 2013, as its new Senior Vice President and Chief Financial Officer.

The Company, at the direction of the Audit Committee, had engaged PwC on July 17, 2012 as the Company’s independent auditor for the fiscal year ending December 31, 2012. During the fiscal years ended December 31, 2011 and 2010 and through the date of PwC’s engagement in July 2012, the Company did not consult with PwC on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and PwC did not provide either a written report or oral advice to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

No relationship between the Company and PwC existed other than the usual relationship between independent auditor and client.

Decision of Hein to Not Stand for Re-Election As Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2012

The Audit Committee had initially selected and engaged Hein as the Company’s independent registered public accountants for the year ending December 31, 2012. Hein had also audited the Company’s financial statements for 2009, 2010 and 2011. In spring of 2012, the Company began to evaluate whether the Company needed a larger accounting firm. As a result, senior management of the Company concluded that it would be in the Company’s best interests for the Company to engage a new independent registered public accounting firm for 2012 with a greater depth of resources to accommodate the Company’s rapidly expanding and widespread operations as well as its accessing the public capital markets. On May 25, 2012, Hein informed the Company that it declined to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Hein’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Hein on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2010 did not contain any adverse opinions or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through June 1, 2012, there were (i) no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

No relationship between the Company and Hein existed other than the usual relationship between independent auditor and client.

Communications with BDO, PwC and Hein

As required by Instruction 2 to Item 304 of Regulation S-K, the Company provided BDO, PwC and Hein with a copy of the disclosures made in this proxy statement under “Engagement of BDO As Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2012,” “Dismissal of PwC As Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2012,” and “Decision of Hein to Not Stand for Re-Election As Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2012” in order to permit each to furnish a brief statement to the Company for inclusion in this proxy statement regarding the views of each with respect to such disclosure. Hein and BDO declined to provide such a statement. PwC did not provide a statement, but requested that certain language be included in the first paragraph under “Dismissal of PwC As Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2012” above, which the Company has done.

Required Vote

The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Meeting is required to ratify the appointment of BDO. Under Delaware law, (i) abstentions are considered to be “present” and “entitled to vote” at the Meeting, and as a result, will have the effect of a vote “AGAINST” this proposal, and (ii) shares underlying broker non-votes are not considered to be “entitled to vote” at the Meeting, and as a result, will have no effect on the outcome of this proposal. Under applicable NYSE rules, brokers may use their discretion to vote shares for which voting instructions are not submitted with respect to the ratification of BDO, so no broker non-votes are expected for this proposal.

The Board recommends Magnum Hunter’s common stockholders vote “FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

OUR EXECUTIVE OFFICERS

The following is a brief biography of each of our executive officers other than Mr. Evans, whose biographical information is included above under “Corporate Governance—Proposal No. 1—Election of Directors.”

Brian G. Burgher, age 51, has been Senior Vice President of Land for the Company since March 2011. He was Vice President of Land for the Company from September 2009 until he was appointed Senior Vice President of Land in March 2011. Mr. Burgher was formerly Vice President of Land at Sharon Resources, Inc. from September 2004 until the company was acquired by Magnum Hunter in September 2009. As Vice President of Land at Sharon Resources, Inc., Mr. Burgher was responsible for all land and legal activities related to oil and gas exploration and development in North America. Mr. Burgher brings more than 25 years of continuous experience in land related areas to our Company. Mr. Burgher is a fourth-generation oil and gas landman. In addition to being an independent producer, Mr. Burgher has worked as field landman, a field land broker, an in-house landman, and a land manager. Mr. Burgher attended both Baylor University and the University of Houston.

Joseph C. Daches, age 46, currently serves as Senior Vice President and Chief Financial Officer of the Company. Mr. Daches joined the Company in July 2013. He brings more than 20 years of regulatory compliance, financial reporting, technical accounting, management and oil and gas accounting experience, primarily within the energy industry. Prior to joining the Company, Mr. Daches served as Executive Vice President and Chief Accounting Officer of Energy & Exploration Partners, Inc. since September 2012 and became a director of that company in April 2013. He previously served as Partner and Managing Director of the Willis Consulting Group, LLC from January 2012 to September 2012 and from October 2003 to December 2011, Mr. Daches served as the Director of E&P Advisory Services at Sirius Solutions, LLC where he was primarily responsible for financial reporting, technical, and oil and gas accounting and the overall management of the exploration and production advisory services practice. Mr. Daches earned a B.S. in Accounting from Wilkes University in Pennsylvania, and he is a certified public accountant in good standing with the Texas State Board of Public Accountancy.

R. Glenn Dawson, age 56, currently serves as Executive Vice President of the Company and as President of our Williston Basin Division. Mr. Dawson joined the Company in May 2011 when it acquired NuLoch Resources, Inc., renamed Williston Hunter Canada, Inc., a company for which Mr. Dawson had served as President and CEO. He has over 30 years of experience in oil and gas exploration in North America. His principal responsibilities have involved the generation and evaluation of drilling prospects and production acquisition opportunities. In the early stages of his career, Mr. Dawson was employed as an exploration geologist by Sundance Oil and Gas, Inc., a public company located in Denver, Colorado, concentrating on their Canadian operations. From December 1985 to September 1998, Mr. Dawson held a variety of managerial and technical positions with Summit Resources, a then-public Canadian oil and gas exploration and production company, including Vice President of Exploration, Exploration Manager and Chief Geologist. He served as Vice President of Exploration with PanAtlas Energy Inc., a then-public Canadian oil and gas exploration and production company, from 1999 until its acquisition by Velvet Exploration Ltd. in July 2000. Mr. Dawson was a co-founder and Vice President of Exploration of TriLoch Resources Inc., a then-public Canadian oil and gas exploration company, from 2001 to 2005, until it was acquired by Enerplus Resources Fund. As a result of the sale of TriLoch Resources Inc. to Enerplus Resources Fund, Mr. Dawson founded NuLoch Resources, Inc. in 2005. Mr. Dawson graduated in 1980 from Weber State University of Utah with a Bachelor’s degree in Geology and attended the University of Calgary from 1980 to 1982 in the Masters Program for Geology.

James W. Denny, III, age 65, currently serves as Executive Vice President of the Company and as President of our Appalachian Division. Mr. Denny has served as an Executive Vice President of the Company since March 2008. Mr. Denny brings more than 35 years of industry related experience to the Company. Prior to joining Magnum Hunter, Mr. Denny served as President and Chief Executive Officer of Gulf Energy Management Company, a wholly-owned subsidiary of Harken Energy Corporation from January 2005 to October 2007. Mr. Denny served in various positions of responsibility during his tenure with Harken Energy Corporation from 1998 to 2005. In his capacity as President and Chief Executive Officer of Gulf Energy Management, Mr. Denny was responsible for all facets of Gulf Energy Management's North American operations. He is a registered Professional Engineer (Louisiana) and is a Certified Earth Scientist. He is also a member of various industry associations, including the American Petroleum Institute, the National Society of Professional Engineers, the Society of Petroleum Engineers, and the Society of Petroleum Evaluation Engineers. He is a graduate of the University of Louisiana-Lafayette with a B. S. in Petroleum Engineering.

H.C. “Kip” Ferguson, III, age 48, currently serves as Executive Vice President of the Company and as President of our wholly owned subsidiary, Shale Hunter, LLC. Mr. Ferguson has served as an Executive Vice President of the Company since October 2009. Mr. Ferguson was formerly the President of Sharon Resources, Inc., renamed Eagle Ford Hunter, Inc., from September 1999 until the company was acquired by Magnum Hunter in October 2009 and sold to Penn Virginia Corporation in April 2013. As President of Sharon Resources, Inc., Mr. Ferguson's responsibilities included supervision of the day-to-day activities of that company, budget planning for operations, supervision of the development of exploratory projects within numerous basins and involvement in extensive field studies and trend analysis, using advanced drilling and completion technology. Mr. Ferguson brings more than 25 years of exploration and development experience in several major U.S. basins to the Company. Mr. Ferguson served on the board of Sharon Resources, Inc. and Sharon Energy Ltd. from September 1999 to October 2009. Mr. Ferguson served on the board of Diaz Resources, Inc. from 2005 to 2009. Mr. Ferguson is a third-generation geologist with a degree in Geology from the University of Texas at Austin.

Paul M. Johnston, age 58, has served as Senior Vice President and General Counsel of the Company since June 2010. Mr. Johnston has over 30 years of increasing responsibility and management experience in all facets of general corporate, finance, securities and regulatory related legal matters. He is a former partner with the Dallas-based law firm, Thompson & Knight, LLP, representing both private and publicly held companies during his twenty-year career with the firm. Mr. Johnston also had ten years of in-house counsel experience before joining Magnum Hunter, including his service as Vice President and Corporate Counsel for an NYSE-listed Fortune 250 company from 2000 to 2007, and he most recently served as General Counsel for an SEC-registered investment advisor involved in the management of onshore and offshore hedge funds from 2007 to 2010. A 1977 graduate of Texas Tech University, Mr. Johnston received his Juris Doctorate from Texas Tech University in 1980.

Don Kirkendall, age 56, has served as Senior Vice President of the Company and as Senior Vice President of our subsidiary, Eureka Hunter Pipeline, LLC, since June 2010. Mr. Kirkendall has served as a Senior Vice President of the Company since September 2009. Prior to serving in his current roles, Mr. Kirkendall served as President of Magnum Hunter from March 2006 to September 2009 and as Executive Vice President of Magnum Hunter from August 2005 to March 2006. Mr. Kirkendall also served on the Company’s Board from August 2005 to September 2009. Prior to his employment with Magnum Hunter in August 2005, Mr. Kirkendall was self-employed as a consultant focused on oil and gas upstream and midstream operations. Mr. Kirkendall brings more than 32 years of diversified energy experience to Magnum Hunter. His background includes interstate pipeline business along with natural gas marketing and exploration experience. He co-founded and managed a successful natural gas marketing company along with an associated exploration company that specialized in drilling Texas Gulf Coast and South Texas oil and gas prospects. Mr. Kirkendall received his B.B.A. from Southwest Texas State University.

Ronald D. Ormand, age 55, has served as Executive Vice President–Finance and Head of Capital Markets since July 2013. Mr. Ormand has also served as a director of Magnum Hunter from 2009 through the date of this Annual Meeting. From May 2009 to July 2013, Mr. Ormand served as Chief Financial Officer and Executive Vice President of the Company. Mr. Ormand has over 25 years of investment and commercial banking experience in the energy industry. From 1988 to December 2004, Mr. Ormand was with CIBC World Markets, or CIBC, and Oppenheimer & Co., which CIBC acquired in 1997. From 1997 to 2004, Mr. Ormand served as managing director and head of CIBC’s U.S. Oil and Gas Investment Banking Group and a member of the firm’s Investment Banking Management Committee. From April 2005 to October 2007, he served as a managing director with West LB, where he served as head of the Oil and Gas Investment Banking Group for the Americas. Prior to joining CIBC in 1988, Mr. Ormand worked in various investment banking positions. Mr. Ormand also served as President and Chief Financial Officer and a director of Tremisis Energy Acquisition Corporation II, an NYSE-listed company, from November 2007 to March 2009 and served on the board of directors of GreenHunter from December 2008 to January 2013. Mr. Ormand received a B.A. and an M.B.A. from the University of California at Los Angeles and attended Cambridge University in Cambridge, England where he studied economics.

Fred J. Smith, Jr., age 61, has served as Senior Vice President of Accounting and Chief Accounting Officer of the Company since October 2012. Prior to joining the Company, Mr. Smith was the Corporate Controller of Pioneer Natural Resources from 2008 to 2012. Prior to that time, Mr. Smith was employed by ConocoPhillips and held leadership positions in the Lower 48 Exploration and Production Finance division and Global Financial Services organizations from 2000 to 2008. Mr. Smith was Vice President of Finance and Chief Financial Officer from 1998 to 2000 of River Gas Corporation, a privately-owned coal bed methane operator which was acquired by ConocoPhillips in 2000. Mr. Smith joined ConocoPhillips following the acquisition of River Gas Corporation. Mr. Smith was previously employed by The Louisiana Land & Exploration Company in New Orleans, Louisiana, for over 20 years where he held a number of management positions within various financial and operational accounting areas. Mr. Smith began his professional career as a member of the audit staff of Ernst & Young LLP. Mr. Smith graduated from the University of New Orleans with a Bachelor of Science in Accounting and has been a licensed certified public accountant since 1975.

TRANSACTIONS WITH RELATED PERSONS

Under SEC rules, public companies, such as Magnum Hunter, must disclose certain “Related Person Transactions.” These are transactions in which: (i) the Company is a participant; (ii) the amount involved exceeds $120,000; and (iii) a director, executive officer or holder of more than 5% of our common stock has a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

Our Governance Committee charter requires, among other things, that (i) our Governance Committee will be comprised exclusively of members of our Board who satisfy the independence requirements of the NYSE and (ii) our Governance Committee is responsible for approving all related party transactions, as defined by the rules of the NYSE, to which we are a party. We currently do not have a written, stand-alone policy for evaluating related party transactions, but review related party transactions on a case-by-case basis. The Governance Committee’s review procedures include evaluating the following:

•	The nature of the relationships among the parties;

•	The materiality of the transaction to Magnum Hunter;

•	The related person’s interest in the transaction; and

•	The benefit of the transaction to the related person and to our Company.

Additionally, in cases of transactions in which a director or executive officer may have an interest, the Audit Committee also evaluates the effect of the transaction on such individual’s willingness or ability to properly perform his or her duties at Magnum Hunter.

Certain Relationships and Related Transactions

Airplane Rental

During 2012 and 2013, we rented an airplane for business use for certain members of Company management at various times from Pilatus Hunter, LLC, an entity wholly-owned by Gary C. Evans, our Chairman and Chief Executive Officer.

Airplane rental expenses totaled $174,000 for the year ended December 31, 2012 and $67,350 during the six months ended June 30, 2013.

GreenHunter Transactions

As discussed under “Corporate Governance—Committee Interlocks and Insider Participation,” above, Gary C. Evans, our Chairman and Chief Executive Officer, is the Chairman and a major stockholder of GreenHunter; and Ronald D. Ormand, our Executive Vice President–Finance, Head of Capital Markets and a member of our Board, was formerly a director of GreenHunter from June 2009 to December 2012. David S. Krueger, who previously served as our Chief Accounting Officer from October 2009 to October 2012, served as the Chief Financial Officer of GreenHunter from May 2006 to August 2013.

On February 17, 2012, Triad Hunter, LLC sold all of its equity interests in Hunter Disposal, LLC, to GreenHunter Water, LLC, referred to as GreenHunter Water, a wholly-owned subsidiary of GreenHunter. The terms and conditions of the equity purchase agreement between the parties were approved by an independent special committee of the Board of the Company. The special committee retained independent counsel and an independent consultant to assist in the negotiation, execution and closing of the sale. Total consideration for the sale was approximately $9.3 million comprised of $2.2 million in cash, 1,846,722 shares of GreenHunter’s restricted common stock valued at $2.6 million based on a closing price of $1.79 per share, discounted for restrictions, 88,000 shares of GreenHunter’s 10% Series C Cumulative Preferred Stock, valued at $1.9 million based on a stated value of $25.00 per share, and a $2.2 million convertible promissory note which is convertible at the option of the Company into 880,000 shares of GreenHunter’s common stock based on the conversion price of $2.50 per share. The cash proceeds from the sale were adjusted downward to $783,000 for changes in working capital and certain fees to reflect the effective date of the sale of December 31, 2011. The Company has recorded interest income as a result of the note receivable from GreenHunter in the amount of $191,278 for the year ended December 31, 2012.

During 2012 and 2013, certain subsidiaries of the Company received services related to disposal water and rented equipment from GreenHunter and certain of its subsidiaries. Rental costs totaled $1.0 million for the year ended December 31, 2012 and $72,783 for the six months ended June 30, 2013. Disposal charges totaled $2.4 million for the year ended December 31, 2012 and $1,445,510 for the six months ended June 30, 2013. The Company believes that such services are provided at competitive market rates and are comparable to, or more attractive than, rates that could be obtained from unaffiliated third party suppliers of such services.

Eagle Ford Hunter Inc., Triad Hunter, LLC and Alpha Hunter Drilling, LLC, each current or former wholly owned subsidiaries of the Company, regularly obtained, and will continue to obtain (in the case of Triad Hunter, LLC and Alpha Hunter Drilling, LLC), services from GreenHunter for vacuum hauling, rig washing, waste fluid management and water management. The Company believes that such services were and will be provided at competitive market rates comparable to or more attractive than rates that could be obtained from unaffiliated third-party suppliers of such services. Charges related to vacuum hauling, rig washing, waste fluid management and water management services recorded in lease operating expenses totaled $134,544 for the year ended December 31, 2012.

On August 1, 2012, Alpha Hunter Drilling, LLC entered into two International Association of Drilling Contractors (“IADC”) Drilling Bid Proposal and Daywork Drilling Contracts with GreenHunter Water, pursuant to each of which Alpha Hunter Drilling LLC agreed to provide drilling rig and contract operator services to GreenHunter Water for the purpose of drilling a saltwater disposal well to service the Company’s Eagle Ford Shale operations in South Texas. Drilling services revenues associated with these contracts totaled $1.1 million for the year ended December 31, 2012.

TransTex Assets Acquisition

TransTex Gas Services, LP, or TransTex Gas Services, received total consideration of 622,641 Class A Common Units of Eureka Holdings, or Eureka Common Units, and cash of $46 million upon Eureka Holding’s acquisition of certain of its assets. This includes Eureka Common Units issued in accordance with the agreement of Eureka Holdings and TransTex Gas Services to provide the limited partners of TransTex Gas Services the opportunity to purchase additional Eureka Common Units in lieu of a portion of the cash distribution they would otherwise receive. Certain limited partners purchased such Eureka Common Units, including Mr. Evans (who was a 4.0% limited partner in TransTex Gas Services). Mr. Evans purchased 27,641 Eureka Common Units for $553,000 at the same per unit purchase price offered to all TransTex Gas Services limited partners. As of the date of the filing of this proxy statement, Mr. Evans owned less than 1% of the total number of Eureka Common Units outstanding.

Corporate Apartment Rental

In 2011, the Company entered into a lease with an executive of the Company, as lessor, whereby a corporate apartment in Houston, Texas was leased from the executive, who had been transferred to our Appalachian operations, for monthly rent of $4,500, for use by Company employees. During the year ended December 31, 2012 the Company paid rent of $22,500 under this lease. The lease terminated in May 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Magnum Hunter’s common stock and preferred stock as of August 13, 2013, held by (i) each of our current directors and named executive officers; (ii) all current directors and executive officers as a group; and (iii) any person (or group) who is known to us to be the beneficial owner of more than 5% of any class of our stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment power over such shares. To our knowledge, there are no single holders of 5% or more of any series of our preferred stock.

Unless otherwise specified, the address of each of the persons set forth below is in care of Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (%)
Common Stock	Gary C. Evans (a)	7,238,797	4%
Common Stock	Ronald D. Ormand (b)	2,185,606	1%
Common Stock	H.C. “Kip” Ferguson, III (c)	926,396	*
Common Stock	R. Glenn Dawson (d)	1,947,594	1%
Common Stock	James W. Denny, III (e)	670,786	*
Common Stock	J. Raleigh Bailes, Sr. (f)(l)	415,601	*
Common Stock	Victor G. Carrillo (h)(m)	208,495	*
Common Stock	Stephen C. Hurley (g)(n)	193,130	*
Common Stock	Joe L. McClaugherty (i) (j)	1,066,543	*
Common Stock	Jeff Swanson (h) (k)	280,784	*
Common Stock	BlackRock, Inc. (o)	14,087,134	8%
Common Stock	The Vanguard Group (p)	8,915,346	5%
Common Stock	Directors and executive officers as a group (15 persons) (q)	17,545,064	10%

10.25% Series C Cumulative Perpetual Preferred Stock	Directors and executive officers as a group	0	—

8.0% Series D Cumulative Preferred Stock	James W. Denny, III	4,680	*
8.0% Series D Cumulative Preferred Stock	Directors and executive officers as a group (1 person named above)	4,680	*

8.0% Series E Cumulative Convertible Preferred Stock (represented by depositary shares)	Directors and executive officers as a group	0	—

*Less than 1%.

(1)	Each beneficial owner has sole voting and investment power with respect to all shares, unless otherwise indicated below.

(a)
Includes 195,074 shares of restricted common stock, 130,036 of which has vested; 126,500 shares of common stock held in an account under the name of Mr. Evans’ children and Mr. Evans’ Special Inheritance account; an option to purchase 976,250 shares of common stock which has vested; an option to purchase 583,275 shares of common stock pursuant to stock appreciation rights which has vested; 561,492 shares of common stock underlying presently exercisable warrants; and an indirect interest in 4,186 shares of common stock held by the Company’s 401(k) plan. Mr. Evans has pledged 4,987,094 shares of common stock as security.

(b)
Includes an option to purchase 418,750 shares of common stock which has vested; 191,010 shares of common stock underlying presently exercisable warrants; 1,571,660 shares held in a personal account and in a private family investment company controlled by Mr. Ormand; and an indirect interest in 4,186 shares of common stock held by the Company’s 401(k) plan. Mr. Ormand has pledged 1,571,660 shares of common stock as security.

(c)
Includes an option to purchase 788,750 shares of common stock which has vested; 11,870 shares underlying presently exercisable warrants; and an indirect interest in 4,186 shares of common stock held by the Company’s 401(k) plan.

(d)
Includes an option to purchase 881,250 shares of common stock which has vested and 96,940 shares of common stock underlying presently exercisable warrants. Mr. Dawson has pledged 377,444 shares of common stock as security.

(e)
Includes an option to purchase 681,250 shares of common stock which has vested, 14,350 shares of common stock underlying presently exercisable warrants and an indirect interest in 4,186 shares of common stock held by the Company’s 401(k) plan.

(f)	The amount for Mr. Bailes includes an option to purchase 275,000 shares of common stock which has vested.

(g)	Includes an option to purchase 136,000 shares of common stock which has vested.

(h)
The amounts for each of Messrs. Carrillo and Swanson include an option to purchase 175,000 shares of common stock, which options have vested. Mr. Swanson has pledged 124,551 shares of common stock as security.

(i)	Includes an option to purchase 140,000 shares of common stock which has vested.

(j)	Includes 75,605 shares of common stock underlying presently exercisable warrants.

(k)	Includes 4,522 shares of common stock underlying presently exercisable warrants.

(l)	Includes 13,904 shares of common stock underlying presently exercisable warrants.

(m)	Includes 175 shares of common stock underlying presently exercisable warrants.

(n)	Includes 1,500 shares of common stock underlying presently exercisable warrants.

(o)
BlackRock, Inc.’s principal business office address is 40 East 52nd Street, New York, New York 10022. Information relating to this reporting stockholder is based on the stockholder’s Schedule 13G filed with the SEC on February 1, 2013.

(p)
The Vanguard Group’s principal business office address is 100 Vanguard Boulevard. Malver, PA 19355. Information relating to this reporting stockholder is based on the stockholder’s Schedule 13G filed with the SEC on February 13, 2013.

(q)	Includes 7,060,749 shares pledged by our officers and directors.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides information regarding our executive compensation program in 2012 for the following executive officers of the Company, collectively referred to as our Named Executive Officers, or NEOs:

•	Gary C. Evans, Chairman and Chief Executive Officer

•	Ronald D. Ormand, Executive Vice President–Finance, Head of Capital Markets (Executive Vice President and Chief Financial Officer during 2012)

•	James W. Denny III, Executive Vice President and President, Appalachian Division

•	H.C. “Kip” Ferguson, Executive Vice President and President, Eagle Ford Division

•	R. Glenn Dawson, Executive Vice President and President, Williston Basin Division

2011 Stockholder Advisory Vote on Executive Compensation

At our 2011 annual meeting of stockholders, we held our first advisory vote on executive compensation. Over 85% of the votes cast were in favor of the compensation of the NEOs. The Compensation Committee considered this favorable outcome and believed it conveyed our stockholders’ support of the Compensation Committee’s decisions and the existing executive compensation programs. The Compensation Committee continues to look for ways to attract and retain top executive talent whose interests are aligned with those of the Company’s stockholders. At the 2014 annual meeting, we will again hold an advisory vote to approve executive compensation, as supported by the common stockholders in accordance with the Company’s recommendation in 2011. The Compensation Committee will continue to consider the results from the 2011 vote and future advisory votes on executive compensation.

Our Compensation Philosophy

The objective of the Company’s executive compensation program is to enable us to recruit and retain highly qualified managerial talent by providing competitive levels of compensation in an increasingly competitive market for executive talent. We also seek to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our business.

We believe compensation programs can drive the behavior of employees covered by the programs, and accordingly we seek to design our executive compensation program to align compensation with current and desired corporate performance and stockholder interests. Actual compensation in a given year will vary based on the Company’s performance and on subjective appraisals of individual performance. In other words, while compensation targets will to a large extent reflect the market, actual compensation generally will reflect the Company’s attainment of (or failure to attain) financial and operational performance objectives.

We maintain competitive benefit programs for our employees, including our NEOs, with the objective of retaining their services. Our benefits reflect competitive practices at the time the benefit programs were implemented and, in some cases, reflect our desire to maintain similar benefits treatment for all employees in similar positions. To the extent possible, we structure these programs to deliver benefits in a manner that is tax efficient to both the recipient and the Company.

We seek to provide compensation that is competitive with the companies we believe are our peers and other likely competitors for executive talent. Competitive compensation is normally sufficient to attract executive talent to the Company. Competitive compensation also makes it less likely that executive talent will be lured away by higher compensation to perform a similar role with a similarly-sized competitor. We also believe that a significant portion of compensation for executives should be “at risk,” meaning that the executives will receive a significant portion of their total compensation only to the extent the Company and the executive accomplish goals established by our Compensation Committee.

We frequently consult with Longnecker on the competitiveness of our executive compensation. In 2012, Longnecker performed a formal peer group review on the compensation of our senior executives. That review looked at the following companies in our peer group:

Carrizo Oil & Gas, Inc.	Goodrich Petroleum Corp.	Penn Virginia Corp.
Comstock Resources, Inc.	Gulfport Energy Corp.	Resolute Energy Corp.
Endeavor International Corp.	Kodiak Oil & Gas Corp.	Rex Energy Corp.
GeoResources, Inc.	Northern Oil & Gas, Inc.	Stone Energy Corp.
GMX Resources Inc.	Oasis Petroleum Inc.	Swift Energy Company

Base Salary

Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the talent necessary for our continued success and provides an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract the executives from the performance of their responsibilities.

Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. Working with Longnecker, we noted in 2010 that our base salaries were, in many cases, significantly below market. We have instituted salary increases each year to ensure that our overall compensation remains competitive, but continue to place more emphasis on incentive compensation because of its link to the creation of stockholder value.

Short-Term Incentives

Our short-term incentive program, which we refer to in this annual report as the Executive Bonus Program, provides an annual cash and/or stock award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for the Company, as well as to recognize the employee’s performance during the year. The target for each employee is expressed as a percentage of base salary earned during the year and classified as a bonus. Generally, a portion of this award is based upon short-term goals and the remaining portion of the bonus is based upon the discretion of the Compensation Committee. The Compensation Committee retains the ability to exercise discretion in determining all payments under the Executive Bonus Program.

Each year, the Compensation Committee establishes and approves the specific performance objectives after reviewing the performance achieved by our executives the previous year. Performance objectives are based on Company financial and operational factors determined to be critical to achieving our desired business plans. Performance objectives are designed to reflect goals and objectives to be accomplished over a specific period; therefore, incentive opportunities under the plan are not impacted by compensation amounts earned in prior years.

Performance objectives for the NEOs are generally based on performance objectives for the Company as a whole. Examples of performance objectives include (1) achieving specified levels of volume weighted average stock price, (2) achieving specified levels of production, (3) achieving specified levels of reserves and (4) operational performance objectives.

The 2012 Executive Bonus Program applied to all NEOs. It provided the NEOs with a goal-weighted bonus opportunity of up to 50% of base salary and a merit bonus opportunity, all subject to the Compensation Committee’s discretion. The goal-weighted portion of the 2012 Executive Bonus Program consisted of high (125%), target (100%) and low (75%) performance goals. The following chart identifies the weight given to each metric. All criteria require employment with the Company on the date the bonus is paid. Unless otherwise indicated, the Compensation Committee used March 31, 2013, as the measurement date for the achievement of the performance goals. The Compensation Committee has determined that the Company’s overall achievement of the established targets on a goal-weighted basis was 61.3%, which was factored into determining each NEO’s bonus for 2012. The actual performance level obtained is indicated in bold and in italics.

		75%	100%	125%
1	10%	Not applicable.	Employed by the Company as of the close of business on February 28, 2013.	Not applicable.
2	25%	The Company has average daily production at or above 16,000 BOE for the fourth quarter.	The Company has average daily production at or above 17,000 BOE for the fourth quarter.	The Company has average daily production at or above 20,000 BOE for the fourth quarter.
3	20%	The common stock of the Company has traded at a daily VWAP at or above $9.00 per share for 60 consecutive trading days.	The common stock of the Company has traded at a daily VWAP at or above $10.00 per share for 60 consecutive trading days.	The common stock of the Company has traded at a daily VWAP at or above $12.50 per share for 60 consecutive trading days.
4	25%	The Company has increased total proved reserves to 55 million or more BOE.	The Company has increased total proved reserves to 60 million or more BOE.	The Company has increased total proved reserves to 65 million or more BOE.
5	10%	The Company has reduced Lifting Costs to a fourth quarter average less than $15.00 per BOE.	The Company has reduced Lifting Costs to a fourth quarter average less than $12.00 per BOE.	The Company has reduced Lifting Costs to a fourth quarter average less than $10.00 per BOE.
6	10%	The Company has reduced Recurring Cash G&A to a fourth quarter average less than $9.00 per BOE.	The Company has reduced Recurring Cash G&A to a fourth quarter average less than $8.00 per BOE.	The Company has reduced Recurring Cash G&A to a fourth quarter average less than $7.00 per BOE.

Long-Term Incentives

Our Stock Incentive Plan, in which each of our executive officers, including each of our NEOs, and certain other employees participate, is designed to reward participants for sustained improvements in the Company’s financial performance and increases in the value of our common stock over an extended period. Long-term incentives are a key component of the Company’s overall compensation structure.

The Compensation Committee authorizes grants throughout the year depending upon the Company’s activities during that time period. Grants can be made from a variety of award types authorized under our Stock Incentive Plan. Prior to 2012, our stock, stock option and stock appreciation right awards contained vesting provisions based on continued service, generally over three or four-year periods, satisfaction of performance-based vesting hurdles, or a combination of these. The performance periods in those awards would vary given the rate at which the Company was growing. When evaluating the satisfaction of performance-based vesting hurdles, the Compensation Committee reserved the ability to toll the deadline for achieving a given objective because of delays outside of management’s control.

Beginning in 2012, the vesting criteria for most stock option awards is service based. The Compensation Committee has made this change to ensure that our equity compensation awards have the effect of retaining our employees. The Company’s performance, the competitive environment and the skill of our employees made retention an important factor in the Compensation Committee’s decision to make this change.

Change in Control Payments

In 2011, the Company approved a change in control program that provides the Company’s executives with certain specified severance payments following a change in control of the Company, provided that the severance occurs either without cause or by the executive for good reason within 24 months following the change in control. The definition of what constitutes a change in control tracks the language of the Company’s Stock Incentive Plan.

Immediately prior to a change in control, all outstanding equity awards will vest and any performance targets will be deemed to have been met at 100%. This occurs without regard to whether a termination of employment occurs.

For the 24 months following a change in control, an executive who is terminated without cause or who terminates employment for good reason will be entitled to the severance payments. Generally, senior executives, including the NEOs, would receive a severance payment equal to two times base salary plus two times targeted bonus and 24 months of continued medical coverage. The “targeted bonus” is defined as the highest of (1) the maximum bonus opportunity established by the Compensation Committee for the executive or, if the Compensation Committee has not established the executive’s bonus opportunity for the year in which the executive’s termination occurs, 100% of the executive’s base salary, (2) the maximum bonus opportunity established by the Compensation Committee for the executive for the immediately preceding year or (3) the maximum bonus opportunity established by the Compensation Committee for the executive immediately prior to the change in control.

As a condition to receiving severance payments, an executive must sign a release and waiver of claims that includes non-disparagement and confidentiality provisions. In most circumstances, the executive will, by statute, have 21 days to consider the release and seven days following execution of the release where the executive can revoke it. The executive will receive health coverage during this consideration period even if the executive does not ultimately execute the release. In order to avoid duplicative payment provided for in their employment agreements, which have since expired, Messrs. Evans, Ormand and Ferguson were required to agree to waive payments under their employment agreements that were based on a multiplier of the executive’s compensation and health coverage reimbursement.

Severance benefits paid to an executive will be reduced to the extent necessary to avoid the imposition of any excise tax associated with parachute payments. Before the expiration of their employment agreements, Messrs. Evans, Ormand and Ferguson would have been entitled to a tax gross up for any excise taxes on parachute payments.

In developing the change in control program, the Compensation Committee engaged the services of Longnecker as compensation consultants. As part of their analysis, Longnecker used the following peer group of companies for benchmarking purposes:

Oasis Petroleum	Comstock Resources, Inc.	Penn Virginia Corporation
Swift Energy Company	Kodiak Oil & Gas Corporation	GeoResources, Inc.
Stone Energy Corporation	Northern Oil & Gas, Inc.	Rex Energy Corporation
Carrizo Oil & Gas, Inc.	Resolute Energy Corporation	Endeavour International Corp.
Gulfport Energy Corporation	Goodrich Petroleum Corp.	GMX Resources, Inc.

Risk Assessment

As part of its oversight of the Company’s executive and non-executive compensation programs, the Compensation Committee considers the impact of the Company’s compensation programs, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. As a result of this analysis, the Compensation Committee identified the following risk mitigating factors:

•	use of long-term incentive compensation;

•	vesting periods for equity compensation awards that encourage executives and other key employees to focus on sustained stock price appreciation;

•	the Compensation Committee’s discretionary authority to adjust annual incentive awards, which helps mitigate any business risks associated with such awards;

•	the Company’s internal controls over financial reporting and other financial, operational and compliance policies and practices currently in place;

•	base salaries consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security; and

•	design of long-term compensation to reward executives and other key employees for driving sustainable and/or profitable growth for stockholders.

As a result of the above assessment, the Compensation Committee determined that the Company’s policies and procedures largely achieve a proper balance between competitive compensation and prudent business risk.

2012 Summary Compensation Table

The 2012 Summary Compensation Table below sets forth compensation information for our NEOs relating to 2012, 2011 and 2010. Pursuant to SEC rules, the 2012 Summary Compensation Table is required to include for a particular fiscal year only those restricted stock awards, stock appreciation rights and options to purchase common stock granted during that year, rather than awards granted after year-end, even if awarded for services in that year. SEC rules require disclosure of variable cash compensation to be included in the year earned, even if payment is made after year-end. Generally, we pay any cash variable compensation for a particular year after the Compensation Committee has had an opportunity to review the Company’s and each individual’s performance for that year. As a result, cash variable compensation reported in the “Bonus” column was paid in the year following the year in which it is reported in the table.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (3)	All Other Compensation (4)	Total
Gary C. Evans (5)	2012	$465,000	$500,000	—	$2,943,232	$90,507	$3,998,739
Chairman and CEO	2011	$415,000	$650,000	—	$3,181,100	$73,129	$4,319,229
	2010	$300,000	$550,000	$1,188,001	$9,158,722	$28,999	$11,225,722
Ronald D. Ormand (6)	2012	$275,000	$50,000	—	$981,077	$28,057	$1,334,134
Executive V.P. and CFO	2011	$250,000	$240,625	—	$1,223,500	$36,966	$1,751,091
	2010	$225,000	$200,000	—	$425,946	$16,869	$867,815
James W. Denny, III	2012	$275,000	$275,000	—	$981,077	$61,454	$1,592,531
Executive V.P. and President,	2011	$250,000	$240,625	—	$1,223,500	$68,981	$1,783,106
Appalachian Division	2010	$225,000	$200,000	—	$170,379	$18,496	$613,875
H.C. “Kip” Ferguson (7)	2012	$275,000	$500,000	—	$981,077	$27,199	$1,783,276
Executive V.P. and	2011	$250,000	$240,625	—	$1,223,500	$36,324	$1,750,449
President, Eagle Ford Division	2010	$225,000	$200,000	—	$511,136	$15,304	$951,440
R. Glenn Dawson (8) Executive V.P. and President, Williston Basin Division	2012	$274,342	$200,000	—	$981,077	$13,668	$1,469,087

(1)
The amounts reflected in this column show each NEO’s annualized salary for the majority of the year. For 2012, the amounts shown were effective April 16, 2012. For 2011, the amounts shown were effective March 1, 2011. For 2010, the amounts shown were effective April 1, 2010.

(2)	For a discussion of the 2012 Executive Bonus Program, refer to “Our Compensation Philosophy—Short-Term Incentives,” above.

(3)
Represents the aggregate grant date fair value in accordance with Accounting Standards Codification 718, “Stock Compensation” (except no assumptions for forfeitures were included). For a discussion of the assumptions made in the valuation of stock and option awards, please refer to Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(4)	Amounts in this column are detailed in the All Other Compensation Table, below.

(5)
We entered into an employment agreement with Mr. Evans in May 2009. Pursuant to his employment agreement, Mr. Evans agreed to serve as the Chairman and Chief Executive Officer of the Company for a three-year term that expired on May 22, 2012. Mr. Evans’ duties and authorities under the agreement included those typically associated with the Chief Executive Officer.

We agreed to pay Mr. Evans a minimum base salary of $254,000 during the first year of the employment agreement and minimums of $274,000 and $294,000 during the second and third years of the agreement, respectively. Mr. Evans’ employment agreement provided that he was eligible for an annual bonus based on performance criteria set by the Compensation Committee and to otherwise participate in all benefits, plans and programs, including improvements or modifications of the same, that were available to other executive employees of the Company. Mr. Evans’ employment agreement provided that he would serve as Chairman during the term of his agreement and that he could nominate to our Board one additional independent member. Mr. Evans’ employment agreement contained standard provisions concerning noncompetition, nondisclosure and indemnification. Mr. Evans’ employment agreement expired in May 2012.

(6)
We entered into an employment agreement with Mr. Ormand in May 2009. Pursuant to his employment agreement, Mr. Ormand agreed to serve as Executive Vice President and Chief Financial Officer for a three-year term that expired on May 22, 2012. Mr. Ormand’s duties and authorities under the agreement included those typically associated with the Chief Financial Officer. We agreed to pay Mr. Ormand a minimum base salary of $180,000 during the first year of the agreement and minimums of $200,000 and $220,000 during the second and third years of the agreement, respectively. Mr. Ormand’s employment agreement provided that he was eligible for an annual bonus based on performance criteria set by the Compensation Committee and to otherwise participate in all benefits, plans and programs, including improvements or modifications of the same, that were available to other executive employees of Company. Mr. Ormand’s employment agreement contained standard provisions concerning noncompetition, nondisclosure and indemnification. Mr. Ormand’s employment agreement expired in May 2012.

Mr. Ormand served as Chief Financial Officer until July 2013, when he assumed the roles of Executive Vice President–Finance and Head of Capital Markets.

(7)
We entered into an employment agreement with Mr. Ferguson effective October 2009. Pursuant to his employment agreement, Mr. Ferguson agreed to serve for a three-year term that expired on October 1, 2012. We agreed to pay Mr. Ferguson a minimum base salary of $180,000, which was increased to $225,000 for 2010, and Mr. Ferguson’s employment agreement provided that he was eligible for an annual bonus based on performance criteria set by the Compensation Committee of our Board and to otherwise participate in all benefits, plans and programs, including improvements or modifications of the same, that were available to other executive employees of Company. Mr. Ferguson’s employment agreement contained standard provisions concerning noncompetition, nondisclosure and indemnification. Mr. Ferguson’s employment agreement expired in October 2012.

(8)
Mr. Dawson’s 2012 annualized salary was $275,000 Canadian dollars (CAD). The amount shown is converted to U.S. dollars using the nominal noon exchange rate on April 16, 2012, the effective date of his 2012 annual salary, as published by the Bank of Canada.

All Other Compensation Table

The charts and narrative below describe the benefits and perquisites for 2012 contained in the “All Other Compensation” column of the 2012 Summary Compensation Table, above.

	401(k) Matching Contribution (1)	Health, Dental, Vision, and Executive Illness Premiums	Life Insurance Premiums	Disability Insurance Premiums	Other
Mr. Evans	$8,925	$10,944	$579	$7,711	$62,348	(a), (b)
Mr. Ormand	$8,925	$11,020	$579	$7,533	$—
Mr. Denny	$8,925	$8,565	$752	$7,212	$36,000	(b)
Mr. Ferguson	$8,925	$11,020	$579	$6,675	$—
Mr. Dawson (2)	$—	$4,791	$1,595	$7,282	$—

(1)
The Company’s “safe harbor” matching contributions to its 401(k) plan have not yet been made. When made, the Company expects that the contribution will be made in shares of the Company’s common stock. Once dollar amounts for the Company’s contributions are determined, the Company uses the closing price of the common stock the day prior to making its contribution to convert the dollar amounts to shares on a unitized basis. The amount of this contribution will change if the Company chooses to make a discretionary matching contribution for 2012.

(2)	Amounts paid for the benefit of Mr. Dawson have been converted from Canadian dollars to U.S. dollars using the nominal noon exchange rate for December 31, 2012, as published by the Bank of Canada.

(a)
We provide Mr. Evans with memberships to certain private country and city clubs to facilitate business meetings and initiate and strengthen business relationships. Mr. Evans uses one country club for business and non-business purposes. The cost of membership in that club is included in this total.

(b)
Because of extensive business travel requirements, we make corporate apartments available to Messrs. Evans and Denny and other employees. In 2012, Mr. Evans did not maintain a residence near the Company’s Houston offices and the Company incurred an incremental cost of $33,016 associated with Mr. Evans’ use of a Houston apartment with other executives. Mr. Denny used corporate apartments near the Company’s operations in Marietta, Ohio, and Lexington, Kentucky, with incremental costs to the Company of $13,200 and $22,800 respectively. We also provide vehicles at various locations. The amount shown for Mr. Evans includes the incremental cost of Mr. Evans’ use of Company vehicles. We did not attribute any incremental cost to Mr. Denny’s use of Company vehicles because the vehicles driven by Mr. Denny in 2012 had fully depreciated prior to 2012 and Mr. Denny’s limited personal use of those vehicles.

2012 Grants of Plan-Based Awards

The following table sets forth plan-based awards made in 2012. Each of our NEOs was granted options to purchase shares of the Company’s common stock. All grants featured 25% immediate vesting and 25% additional vesting on the first three anniversaries of the grant date.
	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards
Mr. Evans	4/13/2012	750,000	$6.08	$2,943,232
Mr. Ormand	4/13/2012	250,000	$6.08	$981,077
Mr. Denny	4/13/2012	250,000	$6.08	$981,077
Mr. Ferguson	4/13/2012	250,000	$6.08	$981,077
Mr. Dawson	4/13/2012	250,000	$6.08	$981,077

2012 Outstanding Equity Awards at Year-End

The following table identifies the outstanding equity-based awards held by the NEOs as of December 31, 2012. For all unvested awards, continued employment through the vesting date is required.

	Option and Stock Appreciation Right Awards								Stock Awards
	Award Year	Number of Securities Underlying Unexercised Options / SARs (Exercisable)	Number of Securities Underlying Unexercised Options/SARs (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SARs		Option Exercise Price / SAR Base Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
	2012	187,500	562,500	(a)	—		$6.08	4/13/2022	—		—
Mr. Evans	2011	601,250	—		—		$7.95	5/2/2021	—		—
	2010	333,500	—		2,749,832	(b)	$6.09	11/29/2015	65,025	(c)	$259,501
	2012	62,500	187,500	(a)	—		$6.08	4/13/2022	—		—
Mr. Ormand	2011	231,250	—		—		$7.95	5/2/2021	—		—
	2010	—	—		—		$2.25	2/11/2020	—		—
	2012	62,500	187,500	(a)	—		$6.08	4/13/2022	—		—
	2011	231,250	—		—		$7.95	5/2/2021	—		—
Mr. Denny	2010	—	—		—		$2.25	2/11/2020	—		—
	2009	12,500	—		—		$1.17	9/30/2014	—		—
	2009	250,000	—		—		$1.69	10/23/2014	—		—
	2008	—	—		—		$1.69	3/1/2013	—		—
	2012	62,500	187,500	(a)	—		$6.08	4/13/2022	—		—
Mr. Ferguson	2011	231,250	—		—		$7.95	5/2/2021	—		—
	2010	270,000	—		—		$2.25	2/11/2020	—		—
	2009	100,000	—		—		$1.17	9/30/2014	—		—
Mr. Dawson	2012	62,500	187,500	(a)	—		$6.08	4/13/2022	—		—
	2011	675,000	—		—		$7.58	5/3/2021	—		—

(a)	All 2012 grants featured 25% immediate vesting and 25% additional vesting on the first three anniversaries of the grant date, which was April 13, 2012.

(b)
We awarded Mr. Evans stock appreciation rights on 3,083,332 shares of the Company’s common stock, with vesting subject to specific stock price performance measures and certain specific reserve growth performance achievements over the five-year period following the grant date. If the performance measures are achieved, the stock appreciation rights become exercisable in three annual tranches based on the anniversary of the grant date. As of December 31, 2012, stock appreciation rights on 500,000 shares were vested and, of those, the stock appreciation rights on 333,300 shares were exercisable.

(c)	Forfeiture restrictions will lapse on these shares on November 29, 2013.

2012 Option Exercises and Stock Vested

The following table summarizes the options that our NEOs exercised in 2012. For stock awards that vested in 2012, the value that the NEO realized on the date the restrictions on the award lapsed is provided.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares With Lapse of Restrictions	Value Realized on Lapse of Restrictions
Mr. Evans	—	—	65,038	$260,152
Mr. Ormand	125,000	$376,000	—	—
Mr. Denny	227,500	$988,275	—	—
Mr. Ferguson	—	—	—	—
Mr. Dawson	—	—	—	—

Potential Payments Upon Termination or Change in Control

The following table identifies the payments that may be made to our NEOs following a change in control of the Company. For a detailed discussion of these payments, please see the Compensation Discussion and Analysis above. These calculations assume a change in control of the Company on December 31, 2012, and a closing stock price on that date of $3.99. Although the employment agreements for Messrs. Evans, Ormand and Ferguson, which have expired, provided for certain tax reimbursements, those would not have applied had a change in control of the Company occurred on December 31, 2012.

	Cash (1)		Equity (2)	Perquisites / Benefits (3)	Total
Mr. Evans	$1,860,000	(a)	$259,501	$23,280	$2,142,781
Mr. Ormand	$1,100,000	(b)	—	$25,280	$1,125,280
Mr. Denny	$1,100,000	(b)	—	$17,736	$1,117,736
Mr. Ferguson	$1,100,000	(b)	—	$23,280	$1,123,280
Mr. Dawson	$1,098,568	(c)	—	$8,552	$1,107,120

(1)	Cash compensation is subject to each NEO’s severance from employment without cause or by the NEO with good reason within 24 months following a change in control.

(2)
The 2012 Outstanding Equity Awards at Year-End table, above, details the unvested awards that would have been subject to accelerated vesting on December 31, 2012. All outstanding equity awards are immediately vested upon a change in control.

(3)
The benefits identified in the third column consist of 24 months of continued Company contributions towards the cost of coverage for medical, dental and vision plans. The amounts were calculated by taking each NEO’s actual coverage elections for 2013 and assuming that the cost of coverage would not change in 2014. Accordingly, these amounts are only estimates.

(a)	This consists of 2x base salary of $465,000 plus 2x targeted bonus with the bonus set at 100% of base salary.

(b)	This consists of 2x base salary of $275,000 plus 2x targeted bonus with the bonus set at 100% of base salary.

(c)	This consists of 2x base salary of $274,342 plus 2x targeted bonus with the bonus set at 100% of base salary.

Report of Our Compensation Committee

Our Compensation Committee reviewed the Executive Compensation Discussion and Analysis, or CD&A, as prepared by management of the Company, and discussed the CD&A with the Company’s management. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this proxy statement.

The Compensation Committee

Joe L. McClaugherty, Chair
Stephen C. Hurley
Jeff Swanson

OTHER MATTERS

As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at the Meeting other than as described in this proxy statement. However, if any other matter shall properly come before the Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of Meeting.

Stockholder Proposals for 2014 Annual Meeting

Magnum Hunter common stockholders who wish to present proposals for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2014 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, stockholder proposals must be received by Magnum Hunter’s Corporate Secretary no later than April 15, 2014 (which assumes that the proxy materials for the 2014 annual meeting will be distributed on or about June 15, 2014). The Company currently expects to hold its 2014 annual meeting in July 2014. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in our proxy statement in accordance with the regulations governing the solicitation of proxies.

Any common stockholder desiring to nominate a director or propose other business at our annual meeting of stockholders to be held in 2014 without including such stockholder’s nomination or other business in our proxy materials for that meeting must provide timely notice to us of the nomination or other business in the form provided by our bylaws. Please refer to our bylaws for a description of the required form and content of this notice. To be timely, the notice must ordinarily be delivered to our Corporate Secretary at our principal executive offices at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 no later than 30 days nor more than 60 days prior to the meeting as originally scheduled; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice was given.

Householding of Proxies

For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials, as applicable, by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address, unless contrary instructions have been received by the Company from one or more of the affected stockholders. For example, if you and another stockholder share an address and each requests copies of the proxy statement, absent contrary instructions, only one copy of the proxy statement will be delivered to your address.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of annual reports, proxy statements, or Notices of Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account, or the Company using the contact information below if you hold registered shares.

You may request to receive at any time a separate copy of our annual report, proxy statement, or Notice of Availability of Proxy Materials, as applicable, by sending a written request to our Corporate Secretary at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 or by telephoning (832) 369-6986. A separate copy of the requested materials will be delivered promptly following receipt of your request.

Where You Can Find More Information

We file with, or furnish to, the SEC annual, quarterly, current and special reports, proxy statements and other information. You may read and copy any reports, statements or other information that Magnum Hunter files with, or furnishes to, the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide website maintained by the SEC at www.sec.gov. The reports and other information filed by Magnum Hunter with the SEC are also available at its Internet website, which is www.magnumhunterresources.com. Information on these Internet websites is not part of this proxy statement.

MAGNUM HUNTER RESOURCES CORPORATION
777 POST OAK BLVD
SUITE 650
HOUSTON, TX 77056

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
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THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	For All	Withhold All	For All Except
Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 J. Raleigh Bailes, Sr. 02 Victor G. Carrillo 03 Gary C. Evans 04 Stephen C. Hurley 05 Joe L. McClaugherty
06 Jeff Swanson

The Board of Directors recommends you vote FOR proposals 2. and 3.:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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0000184173_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

MAGNUM HUNTER RESOURCES CORPORATION
Annual Meeting of Stockholders
September 27, 2013
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gary C. Evans and Paul Johnston, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MAGNUM HUNTER RESOURCES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, CDT on September 27, 2013, at The Omni Houston Hotel, Colonnade A, Four Riverway, Houston, Texas 77056, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000184173_2 R1.0.0.51160